                           CHEVY CHASE BANK, F.S.B.,
                              Seller and Servicer



                                      and



                     _____________________________________,
                                    Trustee



                        POOLING AND SERVICING AGREEMENT,
                        Dated as of ___________________



                             $_____________________

                    Chevy Chase Auto Receivables Trust _____
                    ___% Auto Receivables Backed Securities

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS.................................................    1

     SECTION 1.1    DEFINITIONS............................................    1
     SECTION 1.2    USAGE OF TERMS.........................................   18
     SECTION 1.3    CUT-OFF DATE AND RECORD DATE...........................   18
     SECTION 1.4    SECTION REFERENCES.....................................   18
     SECTION 1.5    INTEREST CALCULATIONS..................................   18

ARTICLE II     CREATION OF THE TRUST;
               CONVEYANCE OF RECEIVABLES...................................   19

     SECTION 2.1    CREATION OF TRUST......................................   19
     SECTION 2.2    CONVEYANCE OF RECEIVABLES..............................   19
     SECTION 2.3    ACCEPTANCE BY TRUSTEE..................................   21

ARTICLE III    THE RECEIVABLES.............................................   21

     SECTION 3.1    REPRESENTATIONS AND WARRANTIES OF
                    SELLER.................................................   21
     SECTION 3.2    REPURCHASE UPON BREACH.................................   26
     SECTION 3.3    CUSTODY OF RECEIVABLE FILES............................   26
     SECTION 3.4    DUTIES OF SERVICER AND SUB-SERVICER
                    AS CUSTODIAN...........................................   27
     SECTION 3.5    INSTRUCTIONS; AUTHORITY TO ACT.........................   28
     SECTION 3.6    EFFECTIVE PERIOD AND TERMINATION.......................   28

ARTICLE IV     ADMINISTRATION AND SERVICING OF
               RECEIVABLES.................................................   29

     SECTION 4.1    DUTIES OF SERVICER.....................................   29
     SECTION 4.2    COLLECTION OF RECEIVABLE PAYMENTS......................   29
     SECTION 4.3    REALIZATION UPON RECEIVABLES...........................   30
     SECTION 4.4    INSURANCE..............................................   30
     SECTION 4.5    MAINTENANCE OF SECURITY INTERESTS
                    IN FINANCED VEHICLES...................................   31
     SECTION 4.6    COVENANTS OF SERVICER..................................   31
     SECTION 4.7    PURCHASE OF RECEIVABLES UPON
                    BREACH.................................................   35
     SECTION 4.8    SERVICING FEES.........................................   35
     SECTION 4.9    SERVICER'S CERTIFICATE.................................   36
     SECTION 4.10   ANNUAL STATEMENT AS TO COMPLIANCE;
                    NOTICE OF DEFAULT......................................   36
     SECTION 4.11   ANNUAL INDEPENDENT CERTIFIED PUBLIC
                    ACCOUNTANTS' REPORT....................................   37
     SECTION 4.12   ACCESS TO CERTAIN DOCUMENTATION AND
                    INFORMATION REGARDING RECEIVABLES......................   37
     SECTION 4.13   SERVICER EXPENSES......................................   38
     SECTION 4.14   REPORTS TO SECURITYHOLDERS.............................   38

ARTICLE V      DISTRIBUTIONS; STATEMENTS TO
               SECURITYHOLDERS.............................................   38

     SECTION 5.1    ESTABLISHMENT OF ACCOUNTS..............................   38
     SECTION 5.2    COLLECTIONS............................................   41
     SECTION 5.3    PURCHASE AMOUNTS.......................................   42
     SECTION 5.4    DISTRIBUTIONS..........................................   42
     SECTION 5.5    CERTIFICATE INSURANCE POLICY...........................   43
     SECTION 5.6    RESERVE ACCOUNT AND YIELD
                    MAINTENANCE ACCOUNT....................................   46
     SECTION 5.7    STATEMENTS TO CERTIFICATEHOLDERS.......................   47

ARTICLE VI     THE CERTIFICATES............................................   49

     SECTION 6.1    THE CERTIFICATES.......................................   49
     SECTION 6.2    AUTHENTICATION OF CERTIFICATES.........................   50
     SECTION 6.3    REGISTRATION OF TRANSFER AND
                    EXCHANGE OF CERTIFICATES...............................   50
     SECTION 6.4    MUTILATED, DESTROYED, LOST, OR
                    STOLEN CERTIFICATES....................................   51
     SECTION 6.5    PERSONS DEEMED OWNERS..................................   51
     SECTION 6.6    ACCESS TO LIST OF
                    CERTIFICATEHOLDERS' NAMES AND
                    ADDRESSES..............................................   51
     SECTION 6.7    MAINTENANCE OF OFFICE OR AGENCY........................   52
     SECTION 6.8    BOOK-ENTRY CERTIFICATES................................   52
     SECTION 6.9    NOTICES TO CLEARING AGENCY.............................   53
     SECTION 6.10   DEFINITIVE CERTIFICATES................................   53

ARTICLE VII    THE SELLER..................................................   54

     SECTION 7.1    REPRESENTATIONS OF SELLER..............................   54
     SECTION 7.2    LIABILITY OF SELLER....................................   57
     SECTION 7.3    MERGER OR CONSOLIDATION OF, OR
                    ASSUMPTION OF THE OBLIGATIONS OF
                    THE SELLER.............................................   57
     SECTION 7.4    LIMITATION ON LIABILITY OF CERTAIN
                    PERSONS OF SELLER......................................   57

ARTICLE VIII   THE SERVICER................................................   58

     SECTION 8.1    REPRESENTATIONS OF SERVICER............................   58
     SECTION 8.2    LIABILITIES OF SERVICER, INDEMNITIES...................   60
     SECTION 8.3    MERGER OR CONSOLIDATION OF, OR
                    ASSUMPTION OF THE OBLIGATIONS OF
                    THE SERVICER...........................................   62
     SECTION 8.4    LIMITATION ON LIABILITY OF CERTAIN
                    PERSONS OF SERVICER....................................   62
     SECTION 8.5    SERVICER NOT TO RESIGN.................................   63
     SECTION 8.6    DELEGATION OF DUTIES...................................   64

ARTICLE IX     DEFAULT.....................................................   64

     SECTION 9.1    EVENTS OF DEFAULT......................................   64
     SECTION 9.2    APPOINTMENT OF SUCCESSOR...............................   66
     SECTION 9.3    NOTIFICATION TO CERTIFICATEHOLDERS.....................   67
     SECTION 9.4    WAIVER OF PAST DEFAULTS................................   67
     SECTION 9.5    EFFECT OF EVENT OF DEFAULT ON SUB-SERVICER.............   68

ARTICLE X      THE TRUSTEE.................................................   68

     SECTION 10.1   DUTIES OF TRUSTEE......................................   68
     SECTION 10.2   TRUSTEE'S CERTIFICATE..................................   70
     SECTION 10.3   TRUSTEE'S ASSIGNMENT OF PURCHASED RECEIVABLES..........   70
     SECTION 10.4   CERTAIN MATTERS AFFECTING THE TRUSTEE..................   71
     SECTION 10.5   TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES.....   73
     SECTION 10.6   TRUSTEE MAY OWN CERTIFICATES...........................   74
     SECTION 10.7   TRUSTEE'S FEES.........................................   74
     SECTION 10.8   ELIGIBILITY REQUIREMENTS FOR TRUSTEE...................   74
     SECTION 10.9   RESIGNATION OR REMOVAL OF TRUSTEE......................   75
     SECTION 10.10  SUCCESSOR TRUSTEE......................................   75
     SECTION 10.11  MERGER OR CONSOLIDATION OF TRUSTEE.....................   76
     SECTION 10.12  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE..........   76
     SECTION 10.13  REPRESENTATIONS AND WARRANTIES OF TRUSTEE..............   78
     SECTION 10.14  TAX RETURNS............................................   79

ARTICLE XI     TERMINATION.................................................   79

     SECTION 11.1   TERMINATION OF THE TRUST...............................   79
     SECTION 11.2   OPTIONAL PURCHASE OF ALL
                    RECEIVABLES............................................   80

ARTICLE XII    MISCELLANEOUS PROVISIONS....................................   81

     SECTION 12.1   AMENDMENT..............................................   81
     SECTION 12.2   PROTECTION OF TITLE TO TRUST...........................   82
     SECTION 12.3   LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.............   84
     SECTION 12.4   GOVERNING LAW..........................................   86
     SECTION 12.5   NOTICES................................................   86
     SECTION 12.6   SEVERABILITY OF PROVISIONS.............................   86
     SECTION 12.7   ASSIGNMENT.............................................   86
     SECTION 12.8   CERTIFICATES NONASSESSABLE AND FULLY PAID..............   87
     SECTION 12.9   COUNTERPARTS...........................................   87
     SECTION 12.10  BENEFITS OF AGREEMENT..................................   87
     SECTION 12.11  TAX TREATMENT..........................................   87

Exhibit A      Schedule of Receivables
Exhibit B      Form of Security
Exhibit C      Form of Trustee's Certificate (assignment to Seller)
Exhibit D      Form of Trustee's Certificate (assignment to Servicer)
Exhibit E      Form of Servicer's Certificate
Exhibit F      List of Designated Loans

      This POOLING AND SERVICING AGREEMENT (this "Agreement" or this "Pooling and Servicing Agreement"), dated as of -____________________, is made with respect to the formation of the Chevy Chase Auto Receivables Trust _____________, among CHEVY CHASE BANK, F.S.B., a federally chartered savings bank, as seller and servicer (the "Seller" or the "Servicer" in its respective capacities as such), and _______________________, as trustee (the "Trustee").

     WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1    DEFINITIONS.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "ACCOUNT" means any of the Collection Account, the Certificate Account, the Yield Maintenance Account and the Reserve Account.

          "ADDITIONAL FEES" means any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Receivables and collected by the Servicer.

          "AMOUNT FINANCED", with respect to a Receivable, means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs, except with respect to Receivables originated through applications submitted by Obligors directly to the Seller, exclusive of the amount allocable to the premium of credit life, disability or hospitalization insurance covering the Financed Vehicle or the Obligor.

          "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual interest rate stated in the Receivable.

          "APR":  see "Annual Percentage Rate."

          "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the amounts described in clauses (w), (x) and (y) of Section 5.4(a) on such Distribution Date.

          "AVAILABLE FUNDS" means the amount defined as such in Section 5.2(c). The term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Securityholders by the Trustee as a result of proceedings under the United States Bankruptcy Code.

          "BALLOON PAYMENT" means, with respect to a Balloon Receivable, the payment to be made by the Obligor on the stated maturity date of such Balloon Receivable.

          "BALLOON RECEIVABLE" means any Receivable that on the date of origination provided for scheduled monthly payments in level amounts substantially lower than the amount of the final scheduled payment.

          "BOOK-ENTRY SECURITIES" means beneficial interests in the Definitive Security described in Section 6.8, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.8.

          "BUSINESS DAY" means, unless otherwise specified in this Agreement, any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York, ______ or Chevy Chase, Maryland shall be authorized or obligated by law, executive order, or governmental decree to be closed.

          "CLAIM DATE" shall have the meaning specified in Section 5.5(b).

          "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

          "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

          "CLOSING DATE" means _________________.

          "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "COLLATERAL INSURANCE" shall have the meaning specified in Section 4.4(b).

          "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1.

          "COLLECTION PERIOD" means (i) initially, the period from and including the Cut-off Date through and including the last day of the calendar month in which the Cut-off Date occurs and (ii) thereafter, each calendar month until the Trust shall terminate pursuant to Article XI.

          "CORPORATE TRUST OFFICE" at the date hereof, is located at _____________________________________; the telecopy number for the Corporate
Trust Office on the date of the execution of this Agreement is _______________.

          "CUT-OFF DATE" means ______________________.

          "DEALER" means the seller of a Financed Vehicle who arranged for a sales contract or loan from a Lender to the purchaser of a Financed Vehicle under an existing agreement with such Lender.

          "DEFAULTED RECEIVABLE", with respect to a Distribution Date, means a Receivable (other than a Purchased Receivable) as to which the earlier of the following has occurred (i) a scheduled payment is 180 days past due as of the end of the most recently completed Collection Period or (ii) the Servicer has determined in accordance with its customary servicing practices, during the Collection Period preceding such Distribution Date, that eventual payment in full of the Amount Financed is unlikely.

          "DEFICIENCY AMOUNT" shall have the meaning specified in Section
5.5(b).

          "DEFINITIVE SECURITIES" shall have the meaning specified in Section
6.8.

          "DELINQUENCY PERCENTAGE" means, with respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate principal balances of all Receivables 30 or more days delinquent (including any Receivables relating to repossessed Financed Vehicles held in the Servicer's inventory) as of the last day of the related Collection Period divided by (y) the Pool Balance as of such date.

          "DELIVERY" when used with respect to any Eligible Investments means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof by physical delivery to the Trustee endorsed to, or registered in the name of, the Trustee or its nominee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security to the Trustee or by delivery of such certificated security to a financial intermediary endorsed to, or registered in the name of, the Trustee or its nominee or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102
     (3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee (all of the foregoing, "Physical Property"), and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of or a security interest in any such Eligible Investment to the Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Eligible Investment to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the Trustee of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee and indicating that such financial intermediary holds such Eligible Investment solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of or a security interest in any such Eligible Investment to the Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any Eligible Investment that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee.

          "DEPOSIT DATE" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

          "DESIGNATED LOANS" means any Receivable with an APR below the Required Rate, as listed on Exhibit F.

          "DESIGNATED LOAN REQUIRED AMOUNT" means, with respect to any Distribution Date, and with respect to each Designated Loan held by the Trust as of the opening of business on the first day of the Collection Period in which such Distribution Date occurs, the sum, for such Collection Period and each future Collection Period (assuming that such Designated Loan amortizes in accordance with its terms) of the products of (x) one-twelfth, (y) such Designated Loan's principal balance as of the opening of business on the first day of such Collection Period and all future Collection Periods, assuming that such Designated Loan amortizes according to its terms and (z) the excess of (i) the Required Rate over (ii) such Designated Loan's APR.

          "DETERMINATION DATE" means the earlier of the ________ Business Day or the ___________ calendar day of the month (or, if such ____________ calendar day is not a

Business Day, the Business Day preceding the _____________ calendar day of the month).

          "DISTRIBUTION DATE", with respect to each Collection Period, means the _________ day of the following month, or if the __________ day shall not be a Business Day, the next following Business Day, commencing _______________.

          "ELIGIBLE ACCOUNT" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch of a foreign bank) and whose deposits are insured by the FDIC, provided that such institution must have a net worth in excess of $______________ and must have a rating of Baa3 or higher from Moody's and a rating of BBB- or higher from Standard & Poor's with respect to long-term deposit obligations.

          "ELIGIBLE BANK" shall mean a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") and which at all times (a) has a net worth in excess of $______________ and (b) has either (x) a long-term unsecured debt rating of at least A2 by Moody's and AA by Standard & Poor's or (y) a short-term certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's.

          "ELIGIBLE INVESTMENT" means any of the following:

             (i) Direct obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America; PROVIDED, that the full faith and credit of the United States of America must be pledged to any such direct obligation or guarantee ("Direct Obligations");

            (ii) Direct Obligations and fully guaranteed certificates of beneficial interest of the Export-Import Bank of the United States; consolidated debt obligations and letter of credit-backed issues of the Federal Home Loan Banks; participation certificates and senior debt obligations of the Federal Home Loan Mortgage Corporation ("FHLMCs"); debentures of the Federal Housing Administration; mortgage-backed securities (except stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations of the Federal National Mortgage Association ("FNMAs"); participation certificates of the General Services Administration; guaranteed mortgage backed securities and guaranteed participation certificates of the Government National Mortgage Association ("GNMAs"); guaranteed participation certificates and guaranteed pool certificates of the Small Business Administration; debt obligations and letter of credit-backed issues of the Student Loan Marketing Association; local authority bonds of the U.S. Department of Housing & Urban Development; guaranteed Title XI financings of the U.S. Maritime Administration; guaranteed transit bonds of the Washington Metropolitan Area Transit Authority; and Resolution Funding Corporation securities; all of the foregoing rated, at the time of purchase, "P-1" or "A2" by Moody's.

             (iii) Direct obligations of any state of the United States of America or any subdivision or agency thereof whose unsecured, uninsured and unguaranteed general obligation debt is rated, at the time of purchase "A2" or better by Moody's and "A" or better by Standard & Poor's, or any obligation fully and unconditionally guaranteed by any state, subdivision or agency whose unsecured, uninsured and unguaranteed general obligation debt is rated, at the time of purchase, "A2" or better by Moody's and "A" or better by Standard & Poor's;

              (iv) Commercial paper (having original maturities of not more than 270 days) rated, at the time of purchase, "P-1" by Moody's and "A-1" or better by Standard & Poor's;

               (v) Federal funds, unsecured certificates of deposit, time deposits or bankers acceptances (in each case having maturities of not more than 365 days) of any domestic bank including a branch office of a foreign bank which branch office is located in the United States, provided legal opinions are received to the effect that full and timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank, which, at the time of purchase, has a short-term "Bank Deposit" rating of "P-1" by Moody's and a "Short-Term CD" rating of "A-1" or better by Standard & Poor's and further provided that the bank is subject to the supervision and examination of federal and state banking authorities.

               (vi) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $3 million, provided such deposits are continuously and fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

              (vii) Investments in money-market funds rated "AAAm" or "AAAm-G" by Standard & Poor's and "Aaa" by Moody's;

             (viii) Repurchase agreements collateralized by Direct Obligations, GNMAs, FNMAs or FHLMCs, as defined above, with any registered broker/dealer subject to the Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated "P-1" or "A2" or better by Moody's, and "A-1" or "A-" or better by Standard Poor's, provided:

               a. a master repurchase agreement or specific written repurchase agreement governs the transaction; and

               b. the securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent ("Agent") for the Trustee, and such third party is (i) a Federal Reserve Bank,
          (ii) a bank which is a member of the FDIC and which has combined
          capital, surplus and   undivided profits of not less than $50 million
          or (iii) a bank approved in writing for such purpose by the Certificate Insurer, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee; and

               c. a perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 C.F.R.
          306.1 et seq. or 31 C.F.R. 350.0 et seq. in such securities is created for the benefit of the Trustee; and

               d. the repurchase agreement has a term of 180 days or less, and the Trustee or the Agent will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

                 e. the fair market value of the securities in relation to
             the amount of the repurchase obligation, including principal and interest, is equal to at least 103%.

                 f. the securities have a rating, at the time of purchase of
             "P-1" or "A-2" or better by Moody's.

               (ix) Investment agreements, the issuer, form and substance of which are specifically approved by the Certificate Insurer with notice to Standard & Poor's and Moody's.

Notwithstanding the foregoing, Eligible Investments shall not include (i) "stripped securities" and investments which contractually may return less than the purchase price therefore, and (ii) instruments with a purchase price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

          "EVENT OF DEFAULT" means an event specified in Section 9.1.

          "FINANCED VEHICLE" means an automobile, light duty truck or van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

          ["FITCH" means Fitch Investors Service, Inc.]

          "HOLDER" see "Securityholder."

          "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement dated as of __________________ by and among _________________________________, Chevy
Chase Bank, F.S.B., and ____________________________, as representative of itself, ______________________________, and __________________________.

          "INITIAL SECURITY PRINCIPAL BALANCE" shall be $________________.

$____________________

          "INITIAL YIELD MAINTENANCE AMOUNT" means $_________________. $____________________

          "INSURANCE POLICIES" means the insurance policies described in Section 3.1(xiii).

          "INSURED PAYMENT" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          "LATE PAYMENT RATE" means, for any Distribution Date, the "Prime Rate" of interest as published in THE WALL STREET JOURNAL in New York, New York plus 2%. The Late Payment Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          "LENDERS" means, together, the Seller and the Seller's wholly- owned subsidiary, Consumer Finance Corporation, a Virginia corporation, and "Lender" means the Seller or Consumer Finance Corporation.

          "LIEN" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

          "LIQUIDATION PROCEEDS" means, with respect to a Distribution Date, all monies collected on a Defaulted Receivable from whatever source (other than withdrawals from the Reserve Account or the Yield Maintenance Account and the proceeds of a claim under the Security Insurance Policy), including insurance proceeds and proceeds of Financed Vehicles which have been sold or otherwise disposed of, during the preceding Collection Period, net of the sum of any amounts expended by the Servicer for the account of the Obligor plus any amounts required by law to be remitted to the Obligor.

          "MONTHLY INTEREST" for any Distribution Date will equal one-twelfth of the product of the Pass-Through Rate on the Security Principal Balance immediately prior to such Distribution Date.

          "MONTHLY PRINCIPAL" for any Distribution Date will equal the Principal Balances of the Receivables on the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, the Initial Security Principal Balance) less the Pool Balance of the Receivables on the last day of the preceding Collection Period; PROVIDED, HOWEVER, that Monthly Principal on the Final Scheduled Distribution Date will equal the Security Principal Balance on such date. For the purpose of determining Monthly Principal, the Principal Balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

          "MONTHLY SERVICING FEE" means, for any Distribution Date, one- twelfth of the product of (a) the Pool Balance as of the beginning of the Collection Period for the month prior to the month of such Distribution Date and (b) the Servicing Fee Rate.

          "MONTHLY TRUSTEE'S FEE" means, for any Distribution Date, one twelfth of the product of (a) the Security Principal Balance as of the end of the Collection Period for the month prior to the month of such Distribution Date and
(b) ___%.

          ["MOODY'S" means Moody's Investors Service, Inc.]

          "NET AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the amounts described in clauses (i) and (ii) of
Section 5.4(a) on such Distribution Date.

          "NET AVAILABLE FUNDS" means the amount defined as such in Section 5.2(c).

          "NET LOSSES" means with respect to a Collection Period and with respect to each Receivable which became a Defaulted Receivable during such Collection Period, the excess of (x) the principal balance of each such Defaulted Receivable over (y) the Liquidation Proceeds, if any, collected during such Collection Period.

          "NET LOSS PERCENTAGE" means, with respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) twelve times the Net Losses for the related Collection Period divided, by (y) the Pool Balance as of the last day of such Collection Period.

          "OBLIGOR" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable. The phrase "payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by a Lender or the Servicer.

          "OFFICERS' CERTIFICATE" means a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any executive vice president, any senior vice president, any vice president, the treasurer, or the controller of the Seller or the Servicer, as appropriate; provided that no individual shall sign in a dual capacity.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be in-house counsel to the Seller or Servicer, which counsel shall be acceptable to the Trustee and the Security Insurer.

          "OPTIONAL PURCHASE PRICE" means the amount specified as such in
Section 11.2.

          "ORIGINAL POOL BALANCE" shall be $_______________.

          "PASS-THROUGH RATE" shall be ___% per annum.

          "PERSON" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "POOL BALANCE" as of any date means the aggregate Principal Balance of the Receivables as of such date.

          "PREFERENCE AMOUNT" means, as to any Distribution Date, any amounts included in previous distributions to Securityholders of Required Payments (exclusive of Insured Payments) which are recovered from such Securityholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Securityholders, provided such Securityholders have complied with the provisions of Section 5.5(e).

          "PREFERENCE ORDER" shall have the meaning set forth in Section 5.5(e).

          "PREMIUM AMOUNT" means, as to any Distribution Date, one-twelfth of the product of (x) the Premium Percentage and (y) the Security Principal Balance on such Distribution Date (after taking into account any distributions of Principal to the Securityholders to be made on such Distribution Date).

          "PREMIUM PERCENTAGE" has the meaning set forth in the letter agreement between the Seller and the Security Insurer.

          "PRINCIPAL BALANCE" of a Receivable, at any time, means the Amount Financed minus that portion of all payments received by the Servicer on or before such time allocable to principal of such Receivable.

          "PURCHASE AMOUNT" means, with respect to a Purchased Receivable as of a Distribution Date, the amount equal to the sum of the Principal Balance of such Receivable as of the last day of the preceding Collection Period and any unpaid interest accrued thereon through the date such Receivable is repurchased.

          "PURCHASED RECEIVABLE" means, with respect to a Distribution Date, a Receivable purchased not later than the

Determination Date immediately preceding such Distribution Date by the Servicer pursuant to Section 4.2, 4.7 or 11.2 or repurchased not later than such Determination Date by the Seller pursuant to Section 3.2.

          "RATING AGENCIES" means ______________, _____________ and
________________.

          "RECEIVABLE" means any motor vehicle retail installment sales contract or motor vehicle installment loan executed by an obligor in respect of a Financed Vehicle, including, without limitation, any extension or revision agreement relating thereto and all payments due thereunder on or after the Cut-off Date and all proceeds thereof, which Receivable appears on the Schedule of Receivables.

          "RECEIVABLE FILES" means the documents specified in Section 3.3.

          "RECORD DATE" means, as to any Distribution Date, the close of business, if applicable, on the day (whether or not a Business Day) immediately preceding such Distribution Date or, if Definitive Securities are issued pursuant to Section 6.8, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "REIMBURSEMENT AMOUNT" means, as of any Distribution Date, the sum of
(i) all Insured Payments previously paid by the Security Insurer and not previously repaid to the Security Insurer pursuant to Section 5.5(d), plus the amount of any unpaid Premium Amount not paid to the Security Insurer pursuant to
Section 5.4(a)(ii), plus (ii) interest accrued on each such Insured Payment not previously repaid and each such unpaid Premium Amount, calculated at the Late Payment Rate in each case from the date the Security Insurer paid the related Insured Payment, or the date the related Premium Amount was due, as the case may be. The Security Insurer shall notify in writing the Trustee and the Seller of the amount of any Reimbursement Amount due in respect of any Distribution Date at least two days prior to the related Determination Date.

          "REQUIRED PAYMENTS" means, with respect to any Distribution Date, the sum of the Monthly Interest and the Monthly Principal for such Distribution Date.

          "REQUIRED RATE" means ____% per annum.

          "RESERVE ACCOUNT" means the Reserve Account established pursuant to
Section 5.6.

          "RESERVE ACCOUNT DEPOSIT AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance on such Distribution Date over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Security Account after taking into account the distributions therefrom described in clauses (i) through
(v) of Section 5.4(a).

          "RESERVE ACCOUNT WITHDRAWAL AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the sum of the amounts described in clauses (i) through (v) of Section 5.4 (a) over (ii) the Available Funds for such Distribution Date and (y) the amount on deposit in the Reserve Account on such Distribution Date before taking into account any withdrawal therefrom on such Distribution Date.

          "RESERVE INITIAL DEPOSIT" shall be $______________.

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the Corporate Trust Department (or any successor group of the Trustee), including any senior vice president, vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Department because of his knowledge of and familiarity with the particular subject.

          "SCHEDULE OF RECEIVABLES" shall be, as of any date, the schedule of Receivables included in the Trust on such date. The initial Schedule of Receivables as of the Cut-off Date is attached hereto as Exhibit A and sets forth as to each Receivable, among other things, (a) its identifying number and the state of residence of the related Obligor; (b) its date of origination; (c) the original number of months to stated maturity; (d) the original stated maturity; (e) the Amount Financed; (f) the Principal Balance as of the Cut-off Date; (g) the original Principal Balance; (h) the APR; (i) the scheduled monthly payment of principal and interest; (j) the amount of the Balloon Payment, if any; and (k) whether such Receivable is with recourse to any Dealer and the type of such recourse.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY" means a security executed on behalf of the Trustee and authenticated by the Trustee substantially in the form attached as Exhibit B.

          "SECURITYHOLDER" or "HOLDER" means the Person in whose name the respective Security shall be registered in the Security Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Security registered in the name of the Seller or the Servicer, or any Person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained unless all of the Securities outstanding are registered in the name of the Seller, the Servicer and any such Persons.

          "SECURITY ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1.

          "SECURITY FACTOR" means, at any time, a seven digit decimal number equal to the current Security Principal Balance divided by the Initial Security Principal Balance.

          "SECURITY INSURANCE POLICY" means the security guaranty insurance policy number _____, issued by the Security Insurer to the Trustee for the benefit of the Securityholders.

          "SECURITY INSURER" means _____________________________, and any successor thereto.

          "SECURITY OWNER" means, with respect to a Book-Entry Security, the Person who is the owner of such Book-Entry Security, as reflected on the books of the Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

          "SECURITY PRINCIPAL BALANCE" means, at any time, the Initial Security Principal Balance minus all distributions of Monthly Principal made up to such time plus all amounts referred to in Section 5.4(c) unless paid pursuant to the Security Insurance Policy.

          "SECURITY REGISTER" and "SECURITY REGISTRAR" mean the register maintained and the registrar appointed pursuant to Section 6.3.

          "SELLER" means Chevy Chase Bank, F.S.B. in its capacity as the seller of the Receivables under this

Agreement, and each successor to Chevy Chase Bank, F.S.B. (in the same capacity) pursuant to Section 2.2.

          "SERVICER" means Chevy Chase Bank, F.S.B. in its capacity as the servicer of the Receivables, and each successor to Chevy Chase Bank, F.S.B. (in the same capacity) pursuant to Sections 3.3, 3.4 and 9.2.

          "SERVICER'S CERTIFICATE" means a certificate completed and executed by the Servicer by its chairman of the board, its president, any vice chairman of its board, any executive vice president, any senior vice president, any vice president, the treasurer, or the controller of the Servicer pursuant to Section 4.9.

          "SERVICING FEE RATE" means ____%.

          "SERVICING OFFICE" means, at the date of this Agreement, the office of the Servicer specified in this Agreement, or such other address as the Servicer may designate from time to time by notice to the Seller, the Trustee and the Security Insurer.

          "SERVICING OFFICER" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers annexed to an Officers, Certificate furnished to the Trustee by the Servicer, as the case may be, as such list may from time to time be amended.

          "SPECIFIED RESERVE BALANCE" means, with respect to any Distribution Date, the greater of (i) $_____________, and (ii) __% of the Pool Balance on the first day of the related Collection Period; except that if on any Distribution Date (a) the average of the Net Loss Percentage for the three preceding Collection Periods exceeds __%, or (b) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds __%, then the Specified Reserve Balance applicable to such Distribution Date shall be an amount equal to the greater of (x) $______________ and (y) ____% of the Pool Balance on the first day of the related Collection Period.

          ["STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.]

          "STATE" means (i) any state of the United States of America or (ii) the District of Columbia.

          "STATED FINAL DISTRIBUTION DATE" means the Distribution Date in
____________________.

          "SUB-SERVICER" means, as to the Sub-Serviced Receivables, the Servicer's wholly-owned subsidiary, Consumer Finance Corporation, a Virginia corporation.

          "SUB-SERVICED RECEIVABLES" means those Receivables sold to Chevy Chase Bank, F.S.B. pursuant to the Purchase and Sale Agreement dated as of _________________, _____ between Chevy Chase Bank, F.S.B. as Purchaser and Consumer Finance Corporation as Seller.

          "TRUST" means the trust created by this Agreement, the estate of which shall consist of the Receivables (other than Purchased Receivables) and all monies due (including accrued interest) or received thereon on or after the Cut-off Date; security interests in the Financed Vehicles, the Security Account and the Collection Account; funds deposited in the Collection Account and the Security Account; proceeds of Purchased Receivables; the right to receive payments from funds deposited in the Reserve Account and the Yield Maintenance Account (under the conditions specified herein); all rights to receive payments under the Security Insurance Policy; any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust; proceeds from recourse to Dealers relating to the Receivables; proceeds from claims on any physical damage, lender's. single interest, credit life, disability, or hospitalization insurance policies covering Financed Vehicles or obligors; the rights of recourse of the Seller against any cosigner or under any personal guarantee and any and all of the proceeds of the foregoing.

          "TRUSTEE" means _________________________________, or its successor in interest, or any successor trustee appointed as herein provided.

          "TRUSTEE'S CERTIFICATE" means a certificate completed and executed by the Trustee by a Responsible Officer pursuant to Section 10.2, substantially in the form of, in the case of an assignment to the Seller, Exhibit C, and, in the case of an assignment to the Servicer, Exhibit D.

          "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

          "YIELD MAINTENANCE ACCOUNT" means the Yield Maintenance Account established pursuant to Section 5.6.

          "YIELD MAINTENANCE AMOUNT" means, with respect to any Distribution Date, the sum of all Designated Loan Required Amounts as of such Distribution Date.

          "YIELD MAINTENANCE WITHDRAWAL AMOUNT" means, as of any Distribution Date, the lesser of (i) the sum of, with respect to each Designated Loan held by the Trust as of the opening of business on the first day of the related Collection Period, the products of (x) one-twelfth, (y) such Designated Loan's Principal Balance as of such time and (z) the excess of (1) the Required Rate over (2) such Designated Loan's APR and (ii) the amount on deposit in the Yield Maintenance Account on such Distribution Date, exclusive of any net investment earnings.

SECTION 1.2  USAGE OF TERMS.

          With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

SECTION 1.3  CUT-OFF DATE AND RECORD DATE.

          All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cut-off Date.

SECTION 1.4  SECTION REFERENCES.

          All section references in this Agreement shall be to sections in this Agreement.

SECTION 1.5  INTEREST CALCULATIONS.

          (a) All allocations of payments with respect to a Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on the actual number of days elapsed and the actual number of days in the calendar year. Each payment on a Receivable (net of fees and charges) shall be applied first to the amount of interest accrued on such Receivable to the date of receipt and then to reduce the principal amount outstanding on the Receivable.

          (b) All calculations of interest on the Securities shall be made on the basis of a 360-day year comprised of twelve 30-day months.

                              ARTICLE II

                             CREATION OF THE TRUST;
                           CONVEYANCE OF RECEIVABLES

SECTION 2.1  CREATION OF TRUST.

          Upon the execution of this Pooling and Servicing Agreement by the parties hereto and the concurrent conveyance of the Receivables by the Seller to the Trustee pursuant to Section 2.2, there is hereby created the Chevy Chase Auto Receivables Trust _________.

SECTION 2.2  CONVEYANCE OF RECEIVABLES.

          In consideration of the Trustee's delivery to or upon the order of the Seller of authenticated Securities with an initial Security Principal Balance equal to $___________________, the Seller does hereby sell, transfer, assign, and otherwise convey to the Trustee, in trust for the benefit of the Securityholders and the Security Insurer, without re-course (subject to the obligations herein):

               (i) all right, title, and interest of the Seller in and to the Receivables listed in the Schedule of Receivables, including all monies due or received thereunder on or after the Cut-off Date;

              (ii) the security interests of the Seller in the Financed Vehicles granted by obligors pursuant to the Receivables;

             (iii) the Security Account and the Collection Account and funds deposited therein;

             (iv) the interest of the Seller in the documents constructively delivered to the Trustee pursuant to Section 3.3;

              (v) the interest of the Seller in any proceeds from recourse to Dealers relating to the Receivables;

              (vi) the interest of the Seller in any Liquidation Proceeds and any proceeds from claims on any physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies covering Financed Vehicles or Obligors;

              (vii) the rights of the Seller to proceeds of Insurance
     Policies;

             (viii) the right to receive payments as set forth herein from the Reserve Account and the Yield Maintenance Account;

               (ix) the right to receive payments as set forth herein from the Security Insurance Policy; and


                (x)  the proceeds of any and all of the foregoing.

          It is the express intention of the Seller and the Trustee that (a) the assignment and transfer herein contemplated constitute a sale of the Receivables and the other property of the Trust described above, conveying good title thereto free and clear of any liens, encumbrances, security interests or rights of other Persons, from the Seller to the Trust and (b) the Receivables and the other property of the Trust described above not be a part of the Seller's estate in the event of an insolvency of the Seller. In the event that such conveyance is deemed to be a pledge in connection with a financing, the parties intend that the Seller shall have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in the items of property listed in clauses (i) through (ix) above, and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under applicable law and the Trustee shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions.

          The Seller hereby pledges, grants, assigns and otherwise sets over to the Trustee, in trust, the Yield Maintenance Account and the Reserve Account and all amounts on deposit therein and all Eligible Investments held therein from time to time and all proceeds thereof, and hereby grants to the Trustee for the benefit of the Securityholders and the Security Insurer a first priority perfected security interest in such Accounts, amounts and Eligible Investments. It is the intention of the Seller that, with respect to such Accounts and such amounts and Eligible Investments, this Agreement shall constitute a security agreement under applicable law and the Trustee shall have all of the rights and remedies of a secured party and creditor under the UCC and other applicable law as in force in the relevant jurisdictions.

SECTION 2.3  ACCEPTANCE BY TRUSTEE.

          The Trustee does hereby accept the assignment by the Seller pursuant to Section 2.2 and declares that the Trustee accepts such assignment upon the trusts herein set forth for the benefit of the Securityholders and the Security Insurer, as their respective interests may appear, subject to the terms and provisions of this Agreement. The assignment will not constitute, and is not intended to result in, an assumption by the Trustee, any Securityholder or the Security Insurer of any obligation of the Seller or any other Persons in connection with the Receivables, the Receivables Files, the Insurance Policies or under any agreements or instruments relating to any of them.

                                  ARTICLE III

                                THE RECEIVABLES

SECTION 3.1    REPRESENTATIONS AND WARRANTIES OF SELLER.

          The Seller makes, the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Securities and upon which the Security Insurer relies in executing and delivering the Security Insurance Policy. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

               (i) CHARACTERISTICS OF RECEIVABLES. Each Receivable (a) shall have been originated or purchased by a Lender, (b) shall have been fully and properly executed by the parties thereto, (c) is a fully-amortizing simple interest installment contract or installment loan which provides for level monthly payments over its original term, provided that
     (x) some Receivables may include a payment in the last month in the life of the Receivable which due to delinquencies or partial prepayments may be different from the level monthly payment and (y) ___% of the Receivables (measured as a percentage of the Original Pool Balance) may be Balloon Receivables, (d) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of such Lender in the Financed Vehicle, which security interest shall be assignable and shall have been validly assigned by the Seller to the Trustee, and (e) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security.

              (ii) SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cut-off Date. The

     Seller shall have caused each Lender's electronic ledger relating to each related Receivable to be clearly and unambiguously marked to show that such Receivable has been sold to the Trust for the benefit of the Securityholders pursuant to this Agreement.

             (iii) COMPLIANCE WITH LAW. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws.

              (iv) BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid, and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms. All parties to such Receivable have full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest granted thereby and the terms of such Receivable have not been waived or modified in any respect (other than extensions of payments granted in the ordinary course of the Servicer's collection procedures and the term of which does not extend beyond the last day of the Collection Period immediately preceding the Stated Final Distribution Date).

               (v) NO GOVERNMENT OBLIGOR. None of the Receivables shall be due from the United States of America or any State or local government or from any agency, department, or instrumentality of the United States of America or any State or local government.

              (vi) SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof to the Trustee, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Lender that originated or purchased such Receivable as secured party and all necessary and appropriate actions with respect to such Receivable shall have been taken to perfect a first priority security interest in the Financed Vehicle in favor of such Lender as secured party, which security interest is assignable and has been so assigned to the Trustee.

             (vii) RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

            (viii) NO WAIVER. No provision of a Receivable shall have been waived (other than extensions of payments granted in the ordinary course of the collection procedures of the Servicer (or of the Sub-Servicer, with respect to the Sub-Serviced Receivables) and the term of which does not extend beyond the last day of the Collection Period immediately preceding the Stated Final Distribution Date).

              (ix) NO AMENDMENTS. No Receivable shall have been amended such that the number of the Obligor's scheduled payments shall have been increased.

               (x) NO DEFENSES. No facts exist which would give rise to any right of rescission, setoff, counterclaim or defense nor shall have any right of rescission, setoff, counterclaim, or defense been asserted or threatened with respect to any Receivable.

              (xi) NO LIENS. No liens or claims shall have been filed, including liens for work, labor, materials or taxes relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Obligor pursuant to the Receivable.

             (xii) NO DEFAULT. Except for payment defaults continuing for a period of not more than 59 days as of the Cut-off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; and the related Lender shall not have waived any of the foregoing.

            (xiii) INSURANCE. The Servicer, in accordance with its customary procedures, shall have (i) required that the Obligor obtain physical damage and theft insurance covering the Financed Vehicle as of the date of related contract and (ii) obtained vendor's single interest insurance covering the Financed Vehicle.

             (xiv) TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitutes a sale of the Receivables and other property of the Trust from the Seller to the Trust and that the beneficial interest in and title to the Receivables and other Trust property not be part of the receivership or conservatorship estate in the event of the appointment of a receiver or conservator for the Seller. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, and, immediately upon the transfer thereof, the Trustee for the benefit of the Securityholders and the Security Insurer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others, except for the rights of the Securityholders and the Security Insurer; and the transfer has been perfected under the UCC.

              (xv) LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or transfers of the Securities would be unlawful, void, or voidable.

             (xvi) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership interest in the Receivables shall have been made.

            (xvii) ONE ORIGINAL. There shall be only one original executed copy of each Receivable, and immediately prior to the constructive delivery thereof to the Trustee pursuant to Section 3.3, such copy shall have been in the custody and possession of the applicable Lender.

           (xviii)      NO BANKRUPT OBLIGOR. None of the Receivables shall be
     due from an Obligor who has commenced a voluntary case under the United States Bankruptcy Code or consented to the entry of or failed to have stayed within 60 days of entry an order for relief against it in an involuntary case under the United States Bankruptcy Code.

             (xix) CHATTEL PAPER. The Receivables constitute "chattel paper" within the meaning of the UCC as in effect in the State of Maryland. The chief executive office of the Seller is located in the State of Maryland.

              (xx) MAXIMUM AMOUNT FINANCED. No Obligor shall be the Obligor on Receivables on which the sum of the Principal Balances of such Receivables is greater than $_________.

             (xxi) NO ASSIGNMENT. The related Lender has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under the Receivable that is senior to or equal with that of the Trust.

            (xxii) COMPOSITION OF RECEIVABLES. Each Receivable is secured by a Financed Vehicle which is a new or used automobile, light duty truck or van.

           (xxiii)      MATURITY OF RECEIVABLES. Each Receivable shall have an
     original term to stated maturity of at least __ months and not more than __ months.

            (xxiv) MINIMUM AND MAXIMUM ANNUAL PERCENTAGE RATE. Each Receivable shall have an Annual Percentage Rate no less than ____% and no
     more than       _____%.

             (xxv) MINIMUM AND MAXIMUM PRINCIPAL BALANCE. Each Receivable shall have a Principal Balance no less than $________ and no more than $_________.

            (xxvi) PAYMENT. With respect to Sub-Serviced Receivables only, the Obligor under each Sub-Serviced Receivable has made at least one payment with respect thereto as of the Cut-off Date.

           (xxvii)      STATES OF OBLIGOR RESIDENCE. Except with respect to
     Receivables with an aggregate Principal Balance representing ___% of the Original Pool Balance, the Obligor under each Receivable resides in __________, _____________ or _______________.

          (xxviii)      LOCATION OF RECEIVABLE FILES. The Receivable Files shall
     be kept by the Servicer as custodian for the Trustee at _____________________, or at such other location or locations as may be designated from time to time by notice to the Trustee and the Security Insurer.

            (xxix) ADVANCE PAYMENTS. No Receivable has been paid more than ___ months in advance.

             (xxx) NO ADVERSE SELECTION. The Receivables were selected from retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio that had met the applicable conditions specified in this Section 3.1 utilizing no selection procedures adverse to the Securityholders or the Security Insurer relative to similar retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio.

SECTION 3.2    REPURCHASE UPON BREACH.

          The Seller, the Servicer, the Trustee or the Security Insurer, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties contained in Section 3.1; PROVIDED, that the Trustee shall have no duty to inquire concerning, or to investigate, the breach of any of such representations and warranties. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which the Seller becomes aware of, or receives written notice of, such breach, the Seller shall repurchase as of such day (or, at the Seller's option, as of the last day of the month in which such breach was discovered) any Receivable materially and adversely affected by such breach and any Receivable in which the interest of the Trust is materially and adversely affected by such breach. In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.3. The sole remedy of the Trustee, the Trust or the Securityholders with respect to a breach of the Seller's representations and warranties contained in Section 3.1 shall be to require the Seller to repurchase Receivables pursuant to this Section 3.2. The Seller shall notify the Security Insurer of any repurchase of any Receivable pursuant to this Section.

SECTION 3.3    CUSTODY OF RECEIVABLE FILES.

          To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

               (i) The original of the Receivable fully executed by the Obligor.

              (ii) The original credit application fully executed by the Obligor.

             (iii) The original certificate of title held by the Lender that originated or purchased such Receivable evidencing the security interest of such Lender in the Financed Vehicle.

              (iv) Any and all other documents that the Servicer or the applicable Lender shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

SECTION 3.4    DUTIES OF SERVICER AND SUB-SERVICER AS CUSTODIAN.

          (a) SAFEKEEPING. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Securityholders and the Security Insurer and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee and the Security Insurer any failure on the Servicer's part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

          (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File at its office specified in this Agreement, or at such other office or offices as shall be specified by the Servicer to the Trustee and the Security Insurer by prior written notice. The Servicer shall make available to the Trustee and the Security Insurer or their respective duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times during normal business hours as the Trustee or the

Security Insurer shall instruct, which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

          (c) RELEASE OF DOCUMENTS. Upon instruction from the Trustee, the Servicer shall release any document in a Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

          (d) The Servicer shall require the Sub-Servicer to comply with the preceding provisions of this Section 3.4 with respect to the Sub-Serviced Receivables. Notwithstanding anything to the contrary, the Servicer shall remain primarily liable for its duties as Custodian with respect to all Receivables, including the Sub-Serviced Receivables.

SECTION 3.5     INSTRUCTIONS; AUTHORITY TO ACT.

          The Servicer and the Sub-Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible officer of the Trustee.

SECTION 3.6     EFFECTIVE PERIOD AND TERMINATION.

          The appointment of the Servicer as custodian shall become effective as of the Cut-off Date and shall continue in full force and effect for the term of the Trust unless terminated earlier pursuant to this Section 3.6. If the Servicer shall resign in accordance with the provisions of Section 8.5 or if all of the rights and obligations of the Servicer shall have been terminated under
Section 9.1, the appointment of the Servicer and the Sub-Servicer as custodian may be terminated (1) by the Trustee or by the Holders of Securities evidencing not less than a majority of the Security Principal Balance, in either case, with the consent of the Security Insurer or (ii) by the Security Insurer, by written notification to the Servicer. The Trustee with the consent of the Security Insurer may terminate the Servicer's appointment as custodian with cause at any time upon written notification to the Servicer, in which case the Sub-Servicer shall also be terminated as a custodian. The Trustee shall notify the Rating Agencies of any termination of the Servicer's appointment as custodian pursuant to this Section 3.6. As soon as practicable after any termination of such appointment, the Servicer and the Sub-Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1    DUTIES OF SERVICER.

          The Servicer as agent for the Trustee shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself. The Servicer's duties shall include the collection and posting of all payments, responding to inquiries of Obligors or of federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, accounting for collections, and furnishing monthly and annual statements to the Trustee and the Security Insurer with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer; PROVIDED, that with respect to the Sub-Serviced Receivables and for so long as the Sub-Servicer is sub-servicing the Sub-Serviced Receivables, the Servicer shall follow the Sub-Servicer's customary standards, policies and procedures. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Securityholders, or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Trustee shall execute any documents prepared by the Servicer and delivered to the Trustee for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 4.2    COLLECTION OF RECEIVABLE PAYMENTS.

          The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding on the first day after the end of the Collection Period immediately preceding the Stated Final Distribution Date, then the Servicer shall be obligated to purchase such Receivable in the manner set forth in Section 4.7 (unless such Receivable is otherwise being purchased pursuant to Section 11.2) as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's option, as of the last day of the Collection Period in which the extension was made); PROVIDED, HOWEVER, that the purchase obligation with respect to a Receivable shall be the obligation of the Servicer which granted the extension, and not of any successor Servicer; and PROVIDED, FURTHER, that the purchase obligation of any Servicer shall survive the termination of such Servicer as Servicer. The Servicer may in its discretion waive any Additional Fees.

SECTION 4.3    REALIZATION UPON RECEIVABLES.

          On behalf of the Trust, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at a public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

SECTION 4.4    INSURANCE.

          (a) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trustee, on behalf of the Trust, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such

Insurance Policy, including bringing suit in its name or the name of the Trustee for the benefit of the Securityholders.

          (b) The Servicer shall maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy by its terms insures against physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicles. The Seller will be the named insured under all policies of Collateral Insurance. The Servicer shall maintain Collateral Insurance at all times unless the Security Insurer otherwise consents in writing.

          (c) Costs incurred by the Servicer in maintaining Collateral Insurance shall be paid by the Servicer.

SECTION 4.5    MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES.

          The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to grant to the Trust a perfected security interest in the related Financed Vehicle, the Seller hereby agrees on behalf of itself and the other Lender that the listing of the applicable Lender as the secured party on the certificate of title is in its capacity as agent of the Trust.

SECTION 4.6    COVENANTS OF SERVICER.

          (a) The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Trust or the Securityholders in the Receivables, nor shall the Servicer change the amount of the scheduled payment under a Receivable (except for an extension permitted pursuant to Section 4.2) or change the APR of or the Amount Financed under a Receivable, nor shall the Servicer fail to comply with the provisions of any Insurance Policy, if the failure to so comply would impair the protection or benefit to be afforded by such Insurance Policy.

          (b) COMPLIANCE WITH APPLICABLE LAWS. The Servicer shall comply with any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties, the failure to comply with which may materially and adversely affect the performance by the Sellers of its obligations under, or the validity or enforceability of, this Agreement or the Securities.

          (c) CORPORATE EXISTENCE. The Servicer and its successors and assigns shall maintain their corporate existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of incorporation and duly qualified and duly authorized and shall conduct their business in accordance with the terms of their certificates of incorporation and bylaws, PROVIDED, HOWEVER, that the Servicer shall not be required to maintain its existence as a federally chartered thrift if the board of directors shall determine that the preservation of such status is no longer desirable and that the loss thereof is not disadvantageous in any material respect to the Securityholders or the Security Insurer.

          (d) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. The Servicer shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to this Agreement. The Servicer shall furnish or cause to be furnished to the Security Insurer:

             (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 120 days after the close of each fiscal year of the Servicer, the audited consolidated balance sheets of the Servicer and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of the Servicer's independent accountants (which shall be a nationally recognized independent public accounting firm or otherwise acceptable to the Security Insurer).

             (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after each of the first three fiscal quarters of each fiscal year of the Servicer, the unaudited consolidated balance sheets of the Servicer and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied.

            (iii) CERTAIN INFORMATION. Upon the reasonable request of the Security Insurer, the Servicer shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer files with, or delivers to, the Securities and Exchange Commission or any national securities exchange.

             All financial statements specified in clause (i) above shall be furnished in consolidated form for the Servicer and its subsidiaries in the event the Servicer shall consolidate its financial statements with its subsidiaries.

             The Security Insurer, by the issuance of the Security Insurance Policy, agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer pursuant to this Section 4.6(d).

              (e) MAINTENANCE OF INSURANCE. The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in a minimum amount generally maintained by prudent federally chartered thrift institutions engaged in the servicing of automotive receivables and having servicing portfolios of a similar size.

             (f) ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS. On an annual basis, or upon the occurrence of an event that could have a material adverse effect on the ability of the Servicer to perform its obligations under, or the validity or enforceability of, this Agreement or the Securities, the Servicer shall, upon the reasonable request of the Security Insurer, permit the Security Insurer or its authorized agents:

             (i) to discuss the affairs, finances and accounts of the Servicer with the chief operating officer and the chief financial officer of the Servicer, in each case, to the extent related to the Receivables, or the duty of the Servicer hereunder; and

              (ii) with the Servicer's consent, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Servicer with the Servicer's independent accountants, in each case, to the extent related to the Receivables, or the duty of the Servicer hereunder, provided that an officer of the Servicer shall have the right to be present during such discussions.

              Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer.

              The Security Insurer, by the issuance of the Security Insurance Policy, agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce this Agreement, provided that the foregoing shall not limit the right of the Security Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Security Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Security Insurer will promptly notify the Servicer of such request(s) so that the Servicer may seek an appropriate protective order and/or waive the Security Insurer's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Security Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Security Insurer may disclose such information to such tribunal that the Security Insurer is compelled to disclose, provided that a copy of all information disclosed is provided to the Servicer promptly upon such disclosure.

              (g) NOTICE OF MATERIAL EVENTS. The Servicer shall promptly inform the Security Insurer in writing of the receipt of notice of any proceeding by any regulatory body seeking any determination or ruling that might materially and adversely affect the performance by the Sellers of its obligations under, or the validity or enforceability of, this Agreement or the Securities.

          (h) MAINTENANCE OF LICENSES. The Servicer, or any successors thereof, shall maintain all licenses, permits, charters and registrations which are material to the performance of its obligations under this Agreement or the Securities.

SECTION 4.7    PURCHASE OF RECEIVABLES UPON BREACH.

          The Servicer, the Trustee or the Security Insurer shall inform the other parties promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section 4.5 or 4.6; PROVIDED, that the Trustee shall have no duty to inquire concerning, or to investigate, the breach of any of such obligations. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which the Seller becomes aware of, or receives written notice of such breach, the Servicer shall purchase as of such day (or, at the Servicer's option, as of the last day of the month in which such breach was discovered) any Receivable materially and adversely affected by such breach and any Receivable in which the interest of the Trust is materially and adversely affected by such breach. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 5.3. The sole remedy of the Trustee, the Trust or the Securityholders with respect to a breach pursuant to Section 4.5 or 4.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.7. The Servicer shall notify the Security Insurer of any purchase of a Receivable pursuant to this Section 4.7.

SECTION 4.8    SERVICING FEES.

          The servicing fee for a Collection Period shall equal the Monthly Servicing Fee (except that in the case of a successor Servicer, the servicing fee shall equal such amount as is arranged in accordance with Section 9.2). The Servicer shall deposit into the Collection Account all Additional Fees. Investment earnings on the Collection Account, the Security Account, the Yield Maintenance Account and the Reserve Account, if any, shall be deposited into the respective accounts. The Monthly Servicing Fee may be retained by the Servicer from the aggregate interest collections on the Receivables during the related Collection Period, prior to the deposit in the Collection Account pursuant to
Section 5.2; in no event shall the Servicer retain with respect to any Collection Period, an amount of base servicing compensation in excess of the Monthly Servicing Fee, even if multiple payments ("advance payments" or "payaheads") are received from the Obligors during such Collection Period.

SECTION 4.9    SERVICER'S CERTIFICATE.

          On or before each Determination Date, the Servicer shall deliver to the Trustee and the Security Insurer by 12:00 pm New York City time a Servicer's Certificate in the form of Exhibit E attached hereto containing all information necessary to make the distributions pursuant to Section 5.4, to make any transfers of funds pursuant to Sections 5.1, 5.2 and 5.6, and to make any demands on the Security Insurance Policy pursuant to Section 5.5 for the Collection Period preceding the date of such Servicer's Security and all information necessary for the Trustee to send statements to Securityholders pursuant to Section 5.7. Receivables purchased by the Servicer or repurchased by the Seller as of the last day of such Collection Period shall be identified by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables).

SECTION 4.10   ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

          (a) The Servicer shall deliver to the Trustee and the Security Insurer, on or before _____________________ of each year, beginning ___________________, an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended _________________________ of such year (or such longer period since the date of this Agreement) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

          (b) The Servicer shall deliver to the Trustee and the Security Insurer, promptly after having obtained knowledge thereof, but in no event later than one Business Day thereafter, written notice in an Officers' Security of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (i) of Section 9.1. The Seller shall deliver to the Trustee and the Security Insurer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under any other clause of
Section 9.1.

SECTION 4.11   ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT.

          The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, to deliver to the Trustee and the Security Insurer on or before __________________ of each year concerning the 12-month period ended ________________ of such year (or such longer period since the date of this Agreement), beginning ____________________, a report addressed to the Board of Directors of the Servicer, the Trustee and the Security Insurer, to the effect that such firm has read the monthly Servicer's Certificates delivered pursuant to Section 4.9 with respect to each Collection Period during such one-year (or longer) period and reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

          The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 4.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES.

          The Servicer shall provide (and shall require the Sub-Servicer to provide) to the Securityholders and the Trustee access to the Receivables Files in such cases where the Securityholder or the Trustee shall be required by applicable statutes or regulations to review such documentation. The Security Insurer shall be afforded such access at any time, subject to the requirements of the next sentence. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12.

SECTION 4.13   SERVICER EXPENSES.

          The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and taxes imposed on the Servicer.

SECTION 4.14   REPORTS TO CERTIFICATEHOLDERS.

          The Trustee shall provide to any Securityholder, who so requests in writing (addressed to the Corporate Trust Office) and the Rating Agencies a copy of any certificate described in Section 4.9, or the annual statement described in Section 4.10, or the annual report described in Section 4.11. The Trustee may require the Securityholder to pay a reasonable sum to cover the cost of the Trustee's compliance with such request.

                                   ARTICLE V

                          DISTRIBUTIONS; STATEMENTS TO
                                SECURITYHOLDERS

SECTION 5.1    ESTABLISHMENT OF ACCOUNTS.

          (a) The Trustee, on behalf of the Trust, shall establish the Collection Account and the Security Account as segregated trust accounts in the name of the Trust for the benefit of Securityholders and the Security Insurer with the Corporate Trust Office of the Trustee. The Servicer shall direct the Trustee to invest the amounts in the Collection Account and the Security Account in Eligible Investments that, with respect to the Collection Account, mature not later than the Business Day prior to the next succeeding Determination Date or, with respect to the Security Account, mature not later than the next succeeding Deposit Date, and to hold such Eligible Investments to maturity. The Collection Account and the Security Account shall always be maintained as Eligible Accounts. The Trustee may trade with itself or an affiliate in the purchase or sale of Eligible Investments.

          (b)(i) The Seller shall establish and maintain the Reserve Account and the Yield Maintenance Account in the name of the Trustee, each as an Eligible Account for the benefit of the Trust, the Securityholders and the Security Insurer. The Reserve Account and the Yield Maintenance Account shall not be property of the Trust.

                (ii) Funds on deposit in the Reserve Account shall be invested by the Trustee in Eligible Investments, in each case selected by the Servicer by a written direction, which shall certify that any such investment is authorized by this Section; PROVIDED, HOWEVER, the Trustee shall not be liable for any loss arising from such investment in Eligible Investments (other than as Obligor under any Eligible Investment). All such Eligible Investments shall be held by the Trustee for the benefit of the beneficiaries of the Reserve Account and the Yield Maintenance Account; PROVIDED that on each Distribution Date all interest and other investment income (net of investment losses and expenses) on funds on deposit in the Yield Maintenance Account shall be withdrawn from the Yield Maintenance Account at the direction of the Servicer and shall be paid to the Seller; all interest and other investment income (net of investment losses and expenses) on funds on deposit in the Reserve Account shall be deposited to the Reserve Account. Funds on deposit in the Reserve Account and the Yield Maintenance Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the related Deposit Date. Funds deposited in the Reserve Account and the Yield Maintenance Account on the day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight in accordance with the investment provisions contained herein. The Seller shall treat the funds and other assets in the Reserve Account and the Yield Maintenance Account as its own for federal, state and local income tax and franchise tax purposes and shall report on its tax returns all income and gain from the Reserve Account and the Yield Maintenance Account.

               (iii) The Trustee agrees as follows with respect to the Eligible Investments, and the proceeds thereof, held from time to time in the Reserve Account and the Yield Maintenance Account:

                    (A) any Eligible Investment that is held in deposit accounts shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                    (B) any Eligible Investment that constitutes Physical Property (as defined in the definition of Delivery) shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313 (4) of the UCC) acting solely for the Trustee;

                    (C) any Eligible Investment that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book entry registration of such Eligible Investment as described in such paragraph; and

                    (D) any Eligible Investment that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security directly or through one or more financial intermediaries.

               (iv) The Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make withdrawals and payments from the Reserve Account and the Yield Maintenance Account for the purpose of making distributions of funds on deposit in such Accounts in accordance with the provisions hereof.

               (c) In the event of any change of law regarding matters relating to the perfection of security interests in any Account, the amounts or any Eligible Investments held therein, the Seller shall cause to be furnished to the Trustee, the Security Insurer and each Rating Agency, an opinion of Counsel addressing such matters and if necessary, the Seller shall cooperate with the Trustee in taking all actions necessary to comply with the change in law.

SECTION 5.2         COLLECTIONS.

               (a) The Servicer shall remit to the Collection Account within two Business Days following receipt thereof all payments by or on behalf of the obligors on the Receivables and all Liquidation Proceeds (including payments made under any of the Insurance Policies or the Collateral Insurance to the extent applicable to payments due on the Receivables) , both as collected during the Collection Period, net of (i) the Servicer's actual out-of-pocket expenses reasonably incurred with respect to Defaulted

Receivables or Vehicles, which shall be paid from amounts actually recovered with respect to any Defaulted Receivable or Vehicle, (ii) charge backs attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as the result of a successful claim or defense under bankruptcy or similar laws and (iii) the Monthly Servicing Fee, as provided in Section 4.8.

          (b) On the Determination Date in each month, the Servicer shall instruct the Trustee to withdraw from the Collection Account the amount collected with respect to Receivables, including Additional Fees and Liquidation Proceeds, received during the Collection Period and investment earnings related to such Determination Date and deposit such amount in immediately available funds or by wire transfer in immediately available funds into the Security Account.

          (c) On or before each Determination Date, the Servicer shall determine
(i) the sum of (x) the amount of payments on all Receivables, including all Additional Fees and Liquidation Proceeds (including payments made under any of the Insurance Policies or the Collateral Insurance to the extent applicable to payments due on the Receivables), received during the related Collection Period, investment earnings deposited in the Collection Account or Security Account during the related Collection Period, investment earnings earned through such Determination Date and not yet deposited in the Collection Account or Security Account, and the Purchase Amounts for all Receivables to be purchased or repurchased with respect to such Collection Period which have been deposited in the Security Account (the "Net Available Funds") and (y) the Yield Maintenance Withdrawal Amount for the related Distribution Date (the sum of (x) and (y) being the "Available Funds"), and (ii) the amount of funds necessary to make the distributions required pursuant to clauses (i) through (iv) of Section 5.4(a) on the next Distribution Date. The Servicer shall by a Servicer's Certificate notify the Trustee of such amounts by telecopy to the Corporate Trust office (or such other number as the Trustee may from time to time provide), followed promptly by mailing such notice to the Trustee at the Corporate Trust Office, and the Trustee shall provide such notice to the Security Insurer.

SECTION 5.3  PURCHASE AMOUNTS.

          On the Determination Date following each Collection Period, the Servicer or the Seller, as the case may be, shall remit to the Security Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 3.2, 4.2 and 4.7.

 SECTION 5.4        DISTRIBUTIONS.

          (a) On each Distribution Date, the Trustee shall apply or cause to be applied the sum of (w) the Net Available Funds in the Security Account (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the prior Collection Period, (x) the Yield Maintenance Withdrawal Amount, (y) the Reserve Account Withdrawal Amount and (z) the amount of any Insured Payment to make the following distributions in the listed order of priority:

               (i) the Monthly Trustee's Fee, including any overdue Monthly Trustee's Fee, to the Trustee;

               (ii) the Premium Amount, including any overdue Premium Amount, to the Security Insurer;

          (iii) Monthly Interest, including any overdue Monthly Interest, to the Securityholders;

               (iv) Monthly Principal, including any overdue Monthly Principal, to the Securityholders;

               (v) the Reimbursement Amount, to the Security Insurer;

               (vi) the Reserve Account Deposit Amount, to the Reserve Account; and

               (vii)  the remainder, to the Seller.

          If the Servicer exercises the purchase option on any Distribution Date pursuant to Section 11.2, the Optional Purchase Price shall be deposited into the Security Account on the Determination Date related to such Distribution Date.

          In making such distributions, the Trustee shall be entitled to rely upon (without investigation, confirmation or recalculation) all information and calculations contained in the Servicer's Security delivered to the Trustee pursuant to Section 4.9.

          (b) All monthly distributions to Securityholders shall be made by wire transfer (if wiring instructions are received from the Securityholders), or, in the absence of such instructions, by check mailed to each Securityholder of record on the preceding Record Date at its address appearing on the Security Register, or by such other means as the Securityholder and the Trustee shall agree. Payments to the Security Insurer or the Seller shall be made by wire transfer based on instructions received by the Trustee from either of them. Notwithstanding the foregoing, the final payment on each Security shall be made only against the presentation and surrender of the Security at the office or agency then maintained by the Trustee.

          (c) Each Securityholder shall promptly notify the Trustee and the Security Insurer in writing upon the receipt of a nonappealable court order of a court having competent jurisdiction seeking to recover payments to Securityholders or the Trust as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code and shall enclose a copy of such order with such notice to the Trustee and the Security Insurer.

          (d) If the Servicer has failed to provide the Trustee with the notice required pursuant to Section 5.2, the Trustee may calculate Monthly Interest and apply funds, if any, in the Security Account as of the last day of the prior Collection Period, plus any payments from the Security Insurer, to make a distribution of Monthly Interest to the Securityholders.

SECTION 5.5  SECURITY INSURANCE POLICY.

          (a) By 12:00 noon New York City time on each Determination Date the Trustee shall, based solely on the information set forth in the related Servicer's Security, determine the Net Available Distribution Amount with respect to the immediately following Distribution Date.

          (b) If the Required Payments for any Distribution Date exceed the Net Available Distribution Amount for such Distribution Date (such event giving rise to a "Deficiency Amount") and the Security Insurer does not otherwise fund such Deficiency Amount by 12:00 p.m. New York City time on the third Business Day preceding the related Distribution Date (the "Claim Date"), the Trustee shall complete a Notice in the form of Exhibit A attached to the Security Insurance Policy and submit such notice to the Security Insurer no later than 12:00 p.m. New York City time on the Claim Date as a claim for an Insured Payment in an amount equal to such Deficiency Amount. The Notice shall specify the amount of the Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Security Insurance Policy.

          (c) The Trustee shall report to the Seller and the Security Insurer with respect to the amounts then held in each Account held by the Trustee and the identity of the investments included therein, as the Seller or the Security Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Seller or the Security Insurer, transmit promptly to the Security Insurer and the Seller copies of all accountings of receipts in respect of the Receivables furnished to it by the Servicer.

          (d) The Trustee shall (i) receive as attorney-in-fact of the Securityholders any Insured Payment from the Security Insurer and (ii) disburse the same to such Securityholders as set forth in Section 5.4. Insured Payments disbursed by the Trustee from proceeds of the Security Insurance Policy shall not be considered payment by the Trust with respect to the Securities, and the Security Insurer shall become the owner of such unpaid amounts due from the Trust in respect of Insured Payments as the deemed assignee of such Securityholders, as hereinafter provided. The Trust and the Trustee hereby agree on behalf of each Securityholder for the benefit of the Security Insurer that to the extent the Security Insurer pays Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Securityholders, the Security Insurer shall be subrogated to the rights of the Securityholders with respect to such Insured Payments, shall be deemed to the extent of the Insured Payments so made to be a Securityholder and shall receive future distributions until all such Insured Payments by the Security Insurer have been fully reimbursed, as described in the following paragraph. To evidence such subrogation, the Trustee shall note the Security Insurer's rights as subrogee on the Security Register upon receipt from the Security Insurer of proof of the payment of any Insured Payment, after making the distribution on any such future Distribution Date to the Securityholders other than to the Security Insurer.

          The Security Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 5.4 with respect to each Insured Payment made by the Security Insurer. The Trustee hereby agrees on behalf of each Securityholder and the Trust for the benefit of the Security Insurer that it recognizes that to the extent the Security Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Securityholders, or to the extent any Premium Amount remains unpaid, as the case may be, the Security Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 5.4. It is understood and agreed that the intention of the parties is that the Security Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Securityholders shall also have received the full amount of the Required Payments for such Distribution Date.

          (e) Each Securityholder which pays any Preference Amounts theretofore received by such Securityholder on account of such Security will be entitled to receive reimbursement for such amounts from the Security Insurer in accordance with the terms of the Security Insurance Policy, but only after (i) delivering a copy to the Security Insurer of a final, nonappealable order (a "Preference Order") of a court having competent jurisdiction under the United States Bankruptcy Code demanding payment of such amount to the bankruptcy court and (ii) irrevocably assigning such Securityholder's claim with respect to such Preference Order to the Security Insurer in such form as is required by the Security Insurer. In no event shall the Security Insurer pay more than one Insured Payment in respect of any Preference Amount. Consequently, the Trustee shall not be entitled to reimbursement with respect to any Preference Order relating to the Securityholder's receipt of funds representing Insured Payments made by the Security Insurer in respect of such Distribution Date.

          The Trustee, for itself and on behalf of the Securityholders, agrees that the Security Insurer may at any time during the continuation of any proceeding relating to a Preference Order direct all matters relating to such Preference Order, including, without limitation, the direction of any appeal of any order relating to such Preference Order and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Security Insurer shall be subrogated, to the extent of Insured Payments, to the rights of the Seller, the Servicer, the Trustee and each Securityholder in the conduct of any such preference claim, including, without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim.

          (f) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Security from moneys received under the Security Insurance Policy. The Security Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

          (g) The Security Insurer shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Security Insurance Policy; PROVIDED that no such grant of participation shall operate to relieve the Security Insurer of liability on the Security Insurance Policy, and provided further that no such participation or contract of reinsurance shall require the Servicer, the Trustee or the Seller to deal with any person other than the Security Insurer.

SECTION 5.6  RESERVE ACCOUNT AND YIELD MAINTENANCE ACCOUNT.

          (a) On the Closing Date, the Seller shall deposit the Reserve Initial Deposit into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Trustee for the benefit of Seller, subject to the first priority security interest granted under Section 2.2 hereof to the Trustee for the benefit of the Securityholders and the Security Insurer, but the Reserve Account shall not be an asset of the Trust.

          The Security Insurer may, by written notice to the Trustee, direct the Trustee to reduce the amount of the Specified Reserve Balance; PROVIDED, HOWEVER, that no such notice given to the Trustee shall be effective unless accompanied by written evidence from each Rating Agency that such reduction in the Specified Reserve Balance will not result in the reduction or withdrawal of any rating then assigned to the Securities.

          On each Distribution Date (i) if the amount on deposit in the Reserve Account is less than the Specified Reserve Balance, the Trustee shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (iv) of Section 5.4(a) deposit in the Reserve Account the Reserve Account Deposit Amount and (ii) if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date) is greater than the Specified Reserve Balance, the Trustee shall distribute the amount of such excess to the Seller on such Distribution Date.

          (b) On each Distribution Date, the Servicer shall instruct the Trustee (based on the information contained in the Servicer's Security delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amount in the Security Account.

          (c) On the Closing Date, the Seller shall deposit the Initial Yield Maintenance Amount into the Yield Maintenance Account. Amounts held from time to time in the Yield Maintenance Account shall be held by the Trustee for the benefit of the Seller, subject to the first priority security interest granted under Section 2.2 hereof to the Trustee for the benefit of the Securityholders and the Security Insurer, but the Yield Maintenance Account shall not be an asset of the Trust.

          On each Distribution Date (i) the Trustee shall withdraw the Yield Maintenance Withdrawal Amount from the

Yield Maintenance Account and distribute such amount to the Securityholders pursuant to Section 5.4 hereof, (ii) the Trustee shall withdraw from the Yield Maintenance Account the net investment earnings then on deposit thereon and distribute such amount to the Seller and (iii) if the amount then on deposit in the Yield Maintenance Account (after giving effect to all withdrawals therefrom to be made on such Distribution Date) is greater than the Yield Maintenance Amount, the Trustee shall distribute the amount of such excess to the Seller on such Distribution Date.

          (d) Amounts properly received by the Seller pursuant to this Agreement shall not be available to the Trustee or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Securityholders, nor shall the Seller be required to refund any amount properly received by it.

SECTION 5.7  STATEMENTS TO SECURITYHOLDERS.

          On each Distribution Date, the Trustee shall mail or send by facsimile to the Securityholders, the Rating Agencies and the Security Insurer a statement, based on information in the Servicer's Security furnished to the Trustee by the Servicer pursuant to Section 4.9, setting forth for the Collection Period relating to such Distribution Date the following information (which in the case of items (i), (ii) and (iii) shall be based on a Security in a principal amount of $1,000):

               (i) the amount of the distribution allocable to principal, including any overdue principal;

               (ii) the amount of the distribution allocable to interest, including any overdue interest;

               (iii) the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, and the Monthly Trustee's Fee;

               (iv) the amount of any Insured Payments;

               (v) the Reserve Account Withdrawal Amount and the Yield Maintenance Withdrawal Amount;

               (vi) the aggregate Net Losses on the Receivables for the related Collection Period;

               (vii) the Pool Balance and Security Factor as of the end of the related Collection Period;

               (viii) the aggregate Principal Balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period;

               (ix) the Security Principal Balance (after giving effect to any distribution of Monthly Principal made on such Distribution Date) on which Monthly Interest will be calculated with respect to the next succeeding Distribution Date;

               (x) the Delinquency Percentage relating to such Distribution
     Date;

               (xi) the aggregate of all Purchase Amounts received on the related Determination Date;

               (xii) the aggregate amount received with respect to Defaulted Receivables, including Liquidation Proceeds, during the related Collection Period; and

               (xiii)  the Reimbursement Amount for such Distribution Date.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Securityholder, a statement containing the sum of the amounts determined in clauses (i), (ii) and (iii) for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, unless substantially comparable information has been provided to such Securityholder, for the purposes of such Securityholder's preparation of federal income tax returns.

                                   ARTICLE VI

                                 THE SECURITIES

SECTION 6.1  THE SECURITIES.

          (a) The Securities shall be issued in denominations of $1,000 and integral multiples thereof; PROVIDED, HOWEVER, that one Security may be issued in a denomination that includes any residual amount. The Securities shall be executed on behalf of the Trust by manual signature of a Responsible Officer of the Trustee. Securities bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          (b) The Securities are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Securities as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Securities or the underlying Receivables guaranteed by any Person (except that the Receivables may be recourse to the Obligors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Security Insurance Policy). Distributions on the Securities are payable solely from payments received on or with respect to the Receivables, moneys in the Collection Account and the Security Account, except as otherwise provided herein, from earnings on moneys and the proceeds of property held as a part of the Trust and, upon the occurrence of certain events as herein provided, from draws on the Reserve Account and the Yield Maintenance Account and claims under the Security Insurance Policy. Each Security entitles the Security Owner thereof to receive monthly on each Distribution Date a specified portion of such payments with respect to the Receivables, earnings, proceeds and withdrawals from the Reserve Account and the Yield Maintenance Account and claims under the Security Insurance Policy PRO RATA in accordance with the ownership interest of such Security Owner.

SECTION 6.2  AUTHENTICATION OF SECURITIES.

          The Trustee shall cause the Securities to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Seller, signed by its chairman of the board, any vice chairman of the board, its president, any executive vice president, any senior vice president or any vice president, without further corporate action by the Seller, in authorized denominations, pursuant to this Agreement. No Security shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Security a certificate of authentication, substantially as set forth in the form of Security attached as Exhibit B hereto, executed by the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Security shall have been duly authenticated and delivered hereunder. All Securities shall be dated the date of their authentication.

SECTION 6.3  REGISTRATION OF TRANSFER AND EXCHANGE OF SECURITIES.

          The Security Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 6.7, a Security Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Securities and of transfers and exchanges of Securities as herein provided. The Trustee shall be the initial Security Registrar.

          Upon surrender for registration of transfer of any Security at the Corporate Trust Office, the Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Securities in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Securities may be exchanged for other Securities of authorized denominations of a like aggregate amount upon surrender of the Securities to be exchanged at the Corporate Trust Office.

          Every Security presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Security Registrar duly executed by the Holder or his or her attorney duly authorized in writing. Each Security surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities.

SECTION 6.4  MUTILATED, DESTROYED, LOST, OR STOLEN SECURITIES.

          If (a) any mutilated Security shall be surrendered to the Security Registrar, or if the Security Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Security and (b) there shall be delivered to the Security Registrar or the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Security shall have been acquired by a bona fide purchaser other than the Person who requested a replacement Security, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Security, a new Security of like tenor and denomination. in connection with the issuance of any new Security under this Section 6.4, the Trustee and the Security Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Security issued pursuant to this Section
6.4 shall constitute conclusive evidence of ownership [debt issued by a Trust] in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Security shall be found at any time.

SECTION 6.5       PERSONS DEEMED OWNERS.

          Prior to registration of transfer, the Trustee or the Security Registrar may treat the Person in whose name any Security shall be registered as the owner of such Security for the purpose of receiving distributions pursuant to Section 5.4 and for all other purposes whatsoever, and neither the Trustee, the Security Insurer nor the Security Registrar shall be bound by any notice to the contrary.

SECTION 6.6  ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES.

          The Trustee shall furnish or cause to be furnished to the Servicer and the Security Insurer, within 15 days after receipt by the Trustee of a request therefor from such party in writing, a list, in such form as such party may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date. If three or more Securityholders, or one or more Holders of Securities aggregating not less than 25% of the Security Principal Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Agreement or under the Securities and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Security, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 6.7  MAINTENANCE OF OFFICE OR AGENCY.

          The Trustee shall maintain an office or offices or agency or agencies where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Securities and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer, the Security Insurer and Securityholders of any change in the location of the Security Register or any such office or agency.

SECTION 6.8  BOOK-ENTRY SECURITIES.

          The Securities (other than a Security representing any residual portion of the Pool Balance as of the Cut-Off Date), upon original issuance, shall be issued in the form of typewritten Securities representing the Book-Entry Securities, to be delivered to The Depository Trust Company, the initial Clearing Agency, by the Seller or on its behalf. The Securities shall initially be registered on the Security Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Security Owner will receive a definitive certificate representing such Security Owner's interest in the Securities, except as provided in Section 6.10. Unless and until definitive, fully registered Securities ("Definitive Securities") have been issued to Securityholders pursuant to Section 6.10:

               (i) the provisions of this Section 6.8 shall be in full force and effect;

               (ii) the Seller, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Securities and the taking of actions by the Securityholders) as the authorized representatives of the Security Owners;

               (iii) to the extent that the provisions of this Section 6.8 conflict with any other provisions of this Agreement, the provisions of this Section 6.8 shall control;

               (iv) the rights of Security Owners shall be exercised only through the Clearing Agency (or to the extent Security Owners are not Clearing Agency Participants through the Clearing Agency Participants through which such Security Owners own Book-Entry Securities) and shall be limited to those established by law and agreements between such Security Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Securityholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered Holder of the Securities, as the case may be, for distribution to Security Owners in accordance with the procedures of the Clearing Agency; and

               (v) pursuant to an agreement between the Clearing Agency and the Seller, the initial Clearing Agency will make Book-Entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Securities to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Security Owners or their nominees.

SECTION 6.9  NOTICES TO CLEARING AGENCY.

          Whenever notice or other communication to the Securityholders is required under this Agreement, unless and until Definitive Securities shall have been issued to Security Owners pursuant to Section 6.10, the Trustee shall give to the Clearing Agency all such notices and communications specified herein to be given to Securityholders.

SECTION 6.10  DEFINITIVE Securities.

          If (i)(A) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as Clearing Agency with respect to the Securities, and (B) the Trustee or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the Book-Entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Security Owners representing in the aggregate not less than a majority of the Security Principal Balance advise the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a Book-Entry system through the Clearing Agency is no longer in the best interests of the Security Owners, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Securities to Security Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration and instructions and directions from the Servicer to execute and authenticate new Securities, the Trustee shall issue authenticated Definitive Securities. The Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Securities. None of the Seller, the Servicer, the Trustee or the Security Insurer shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Securities, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Securities and the Trustee shall recognize the Holders of the Definitive Securities as Securityholders hereunder.

                                  ARTICLE VII

                                   THE SELLER

SECTION 7.1  REPRESENTATIONS OF SELLER.

          The Seller makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Securities and upon which the Security Insurer relies in executing and delivering the Security Insurance Policy. The representations speak as of the Closing Date and shall survive the sale of the Receivables to the Trustee.

               (i) DUE ORGANIZATION AND GOOD STANDING. The Seller shall have been duly organized and shall be validly existing as a federal savings bank in good standing under the laws of the United States of America, with the corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, the corporate power and authority and legal right to acquire and own the Receivables.

               (ii) DUE QUALIFICATION. The Seller shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement.

               (iii) POWER AND AUTHORITY. The Seller shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms, the Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the duly authorized by the Seller by all necessary corporate action.

          (iv) VALID SALE; BINDING OBLIGATIONS. This Agreement shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and shall a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights or other obligees' rights in general or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the FDIC, and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

               (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

               (vi) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or the Securities, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Securities, or (D) which might adversely affect the federal income tax attributes of the Securities.

               (vii) NO CONSENT REQUIRED. The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority or agency in connection with the execution, delivery and performance of this Agreement (except as have been obtained), other than as may be required under the Blue Sky laws of any state or the Securities Act.

               (viii) NO INSOLVENCY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were not made in contemplation of the insolvency of the Seller or after the commission of any act of insolvency by the Seller.

               (ix) NOT AN INVESTMENT COMPANY. The Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

               (x) OFFICIAL RECORD. This Agreement and all other documents related hereto to which the Seller is a party have been approved by the Seller's board of directors, which approval is reflected in the minutes of such board, and shall continuously from the time of each such document's execution, be maintained as an official record of the Seller.

SECTION 7.2  LIABILITY OF SELLER.

          The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken and the representations made by the Seller under this Agreement.

SECTION 7.3  MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE
               SELLER.

          Any Person (a)  into which the Seller may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Seller shall be a party, or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that (x) the Seller shall have delivered to the Trustee and the Security Insurer an Officers' Security and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 7.3, and (y) all conditions precedent, if any, provided for in this Agreement relating to such merger, consolidation or succession have been complied with. Notwithstanding the above, no such transaction shall result in the Seller becoming subject to the provisions of the United States Bankruptcy Code or similar laws of any State. The Seller or its successor hereunder shall provide the Trustee, the Servicer, the Security Insurer and the Rating Agencies with prompt notice of any such transaction.

SECTION 7.4  LIMITATION ON LIABILITY OF CERTAIN PERSONS OF SELLER.

          No recourse under or upon any obligation or covenant of this Agreement, or of any Security or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director as such, of the Seller or of any successor corporation, either directly or through the Seller, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. This Agreement and the obligations created hereunder are solely corporate obligations, and no personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Seller, or any of them, because of the issuance of the Securities, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Securities or implied therefrom. Any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Securities, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Securities. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

                                  ARTICLE VIII

                                  THE SERVICER

SECTION 8.1  REPRESENTATIONS OF SERVICER.

          The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Securities and upon which the Security Insurer relies in executing and delivering the Security Insurance Policy. The representations speak as of the Closing Date and shall survive the sale of the Receivables to the Trustee.

          (a) DUE ORGANIZATION AND GOOD STANDING. The Servicer shall have been duly organized and shall be validly existing as a federal savings bank in good standing under the laws of the United States of America, with the corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, the corporate power and authority and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

          (b) DUE QUALIFICATION. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement and would not render any Receivable unenforceable by the Trustee on behalf of the Securityholders and the Security Insurer.

          (c) POWER AND AUTHORITY. The Servicer shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

          (d) BINDING OBLIGATIONS. This Agreement shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' or other obligees' rights in general or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation, and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

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

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge any order, rule, or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or the Securities, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Securities, or (D) which might adversely affect the federal income tax attributes of the Securities.

SECTION 8.2  LIABILITIES OF SERVICER, INDEMNITIES.

          (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken and the representations made by the Servicer under this Agreement, including its duties as custodian of the Receivable Files.

               (i) The Servicer, except as set forth in this Section 8.2, shall not be under any liability to the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer against any liability which would otherwise be imposed upon the Servicer by reason of its willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer hereunder.

               (ii) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, agents and employees, the Trust, the Securityholders and the Security Insurer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle; PROVIDED, that the Servicer shall have no obligation to indemnify any Person against any credit losses on any Receivable serviced by the Servicer in accordance with the requirements of this Agreement.

               (iii) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee and its officers, directors, employees and agents and the Security Insurer from and against any loss, liability, expense, damage or injury, including any judgment, award, settlement and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arose out of, or was imposed upon such persons through, the willful misfeasance, bad faith or negligence of the Servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer hereunder.

               (iv) The initial Servicer shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents from and against any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or its officers, directors, employees or agents and arising out of or in connection with the acceptance or administration by the Trustee of this Trust, as applicable, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

               (v) The Servicer shall defend, indemnify and hold harmless the Trust and the Trustee, its respective officers, directors, agents and employees, the Security Insurer and the Securityholders from and against any taxes that may at any time be asserted against the Trust, the Trustee, the Security Insurer or the Securityholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any personal property taxes asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Securities) and costs and expenses in defending against the same.

          Indemnification under this Section 8.2 shall include reasonable fees and expenses of counsel and expenses of litigation.

          Within a reasonable period after receipt by the Trustee, the Trust, the Security Insurer or the Securityholders of notice of the commencement of any action with respect to which indemnification is sought under this Section 8.2, such party shall notify the Servicer in writing of the commencement thereof. In case any such action shall be brought, the Servicer shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the Servicer to the indemnified party of its election so to assume the defense thereof, the Servicer shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          The Servicer shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Servicer (which shall not be unreasonably withheld). The indemnified party shall not, without the Servicer's written consent (which shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment which would impose an injunction or other equitable relief on the Servicer or which does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Servicer from all liability in respect of such claim.

          The rights to indemnification under this Section 8.2 shall survive the termination, resignation or removal of the Servicer with respect to acts and omissions to act of the Servicer giving rise to such rights and occurring prior to such termination, resignation or removal. In addition, the rights to indemnification under this Section 8.2 shall survive the termination of the Trust.

SECTION 8.3 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER.

          Any Person (a) into which the Servicer may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Servicer shall be a party, or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; PROVIDED, HOWEVER, that (x) the Servicer shall have delivered to the Trustee and the Security Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.3 and (y) all conditions precedent, if any, provided for in this Agreement relating to such merger, consolidation or succession have been complied with. The Servicer or its successor hereunder shall provide the Trustee, the Seller, the Security Insurer and the Rating Agencies with prompt notice of any such transaction.

SECTION 8.4    LIMITATION ON LIABILITY OF CERTAIN PERSONS OF SERVICER.

          No recourse under or upon any obligation or covenant of this Agreement, or of any Security or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director as such, of the Servicer or of any successor corporation, either directly or through the Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. This Agreement and the obligations created hereunder are solely corporate obligations, and no personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Servicer, or any of them, because of the issuance of the Securities, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Securities or implied therefrom. Any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Securities, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Securities. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

          Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Defaulted Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

SECTION 8.5    SERVICER NOT TO RESIGN.

          The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Security Insurer). Notice of any such determination permitting the resignation of the Servicer, shall be communicated to the Trustee, the Security Insurer and the Rating Agencies at the earliest practicable time and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with such notice. No such resignation shall become effective until the Trustee or other successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.2.

SECTION 8.6    DELEGATION OF DUTIES.

          The Servicer may at any time delegate any duties hereunder to any Person, including, without limitation, the Sub-Servicer, who agrees to conduct such duties in accordance with this Agreement; PROVIDED, HOWEVER, that the Servicer may not delegate its duties as Custodian except (i) with the consent of the Security Insurer, or (ii) as provided in Section 3.3 and 3.4 of this Agreement. Such delegation shall not relieve the Servicer of its responsibilities and liabilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5.

                                  ARTICLE IX

                                    DEFAULT

SECTION 9.1    EVENTS OF DEFAULT.

          If any one of the following events ("Events of Default") shall occur and be continuing:

               (i) any failure by the Servicer to deliver to the Trustee the Servicer's Security for a Collection Period or to deliver to the Trustee for distribution to Securityholders any proceeds or payment required to be so delivered under the terms of the Securities and this

     Agreement that shall continue unremedied for a period of more than three Business Days after written notice from (x) the Trustee or the Holders of Securities evidencing not less than 25% of the Security Principal Balance, which notice, in either case, shall be consented to by the Security Insurer, or (y) the Security Insurer is received by the Servicer as specified in this Agreement; or

          (ii) failure on the part of the Servicer or the Seller duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller, as the case may be, set forth in the Securities or in this Agreement, which failure shall (a) materially and adversely affect the rights of Securityholders (determined without regard to the availability of the Security Insurance Policy) and (b) continue unremedied for a period of more than 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (x) (1) to the Servicer or the Seller, as the case may be, by the Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Trustee by the Holders of Securities evidencing not less than 25% of the Security Principal Balance, which notice, in either case, shall be consented to by the Security Insurer, or (y) to the Servicer or the Seller, as the case may be, by the Security Insurer; or

         (iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the servicer of an assignment for the benefit of its creditors, or the voluntary suspension by the Servicer of payment of its obligations;

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then, and in each and every case, so long as an Event of Default shall not have been remedied, (x) the Trustee or the Holders of Securities evidencing not less than 51% of the Security Principal Balance, in either case with the consent of the Security Insurer or (y) the Security Insurer, by notice then given in writing to the Servicer (and to the Trustee if given by the Security Insurer or the Securityholders), may terminate all of the rights and obligations of the Servicer under this Agreement.

          On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 9.2 pursuant to and under this Section 9.1; and, without limitation, the Servicer, the Trustee or such other successor Servicer, as the case may be, is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise; PROVIDED, HOWEVER, that the Trustee or any successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer of electronic records related to the Receivables or such form as the successor Servicer may reasonably request and the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable. The Trustee shall give the Rating Agencies and the Security Insurer notice of any termination of the Servicer pursuant to the terms of this Section 9.1.

SECTION 9.2     APPOINTMENT OF SUCCESSOR.

          (a)   Upon the Servicer's receipt of notice of termination pursuant to
Section 9.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in

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

the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee and the Security Insurer of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall, with the consent of the Security Insurer, appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 9.2, the Trustee without further action shall automatically be appointed the successor Servicer; PROVIDED, HOWEVER, that the Trustee shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $_______________ and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

          (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement.

          (c) In connection with such appointment, the Trustee may make such arrangements for the compensation of a successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the original Servicer under this Agreement. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          The Servicer shall cooperate with the successor Servicer in effecting the transfer of the rights and responsibilities of the Servicer under this Agreement.

SECTION 9.3     NOTIFICATION TO SECURITYHOLDERS.

          Upon any notice of an Event of Default or upon any termination of, or appointment of a successor to, the

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Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to Securityholders at their respective addresses appearing in the Security Register, to the Rating Agencies and to the Security Insurer.

SECTION 9.4     WAIVER OF PAST DEFAULTS.

          The Security Insurer or, provided they have obtained the prior consent of the Security Insurer, the Holders of Securities evidencing not less than 51% of the Security Principal Balance may, on behalf of all Holders of Securities, waive any default by the Servicer or the Seller in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Security Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 9.5     EFFECT OF EVENT OF DEFAULT ON SUB-SERVICER.

          Any removal of the Servicer pursuant to this Article IX shall IPSO FACTO constitute a removal of the Sub-Servicer.

                                   ARTICLE X

                                  THE TRUSTEE

SECTION 10.1    DUTIES OF TRUSTEE.

          The Trustee both prior to and after the occurrence of an Event of Default, shall undertake to perform such duties as are specifically set forth in this Agreement. If an Event of Default shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs; PROVIDED, HOWEVER, that if the Trustee shall assume the duties of the Servicer pursuant to Section 9.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that

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

shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; PROVIDED, HOWEVER, that:

            (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

           (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Security Insurer or the Holders of Securities evidencing not less than 25% of the Security Principal Balance with the consent of the Security Insurer relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

           (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clause (i) or (ii) of Section 9.1, or of any failure by the Seller to comply with the obligations of the Seller referred to in clause (ii) of
     Section 9.1, unless a Responsible Officer of the Trustee receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not

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

     attributable to the Trustee) from the Servicer, the Seller or the Security Insurer, as the case may be, or the Holders of Securities evidencing not less than 25% of the Security Principal Balance; and

           (v) without limiting the generality of this Section or Section 10.4, the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement.

           The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 10.2   TRUSTEE'S SECURITY.

           On or as soon as practicable after each Distribution Date on which Receivables shall be (i) assigned to the Seller pursuant to Section 3.2 or (ii) assigned to the Servicer pursuant to Section 4.2, 4.7 or 11.2, the Trustee shall execute a Trustee's Security, substantially in

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

the form of, in the case of an assignment to the Seller, Exhibit C, or, in the case of an assignment to the Servicer, Exhibit D, based on the information contained in the Servicer's Security for the related Collection Period, amounts deposited to the Security Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased by the Seller pursuant to
Section 3.2 or purchased by the Servicer pursuant to Section 4.2, 4.7 or 11.2 with respect to such Collection Period, and shall deliver such Trustee's Security, accompanied by a copy of the Servicer's Security for such Collection Period to the Seller or the Servicer, as the case may be, with a copy to the Security Insurer. The Trustee's Security shall be an assignment pursuant to
Section 10.3.

SECTION 10.3   TRUSTEE'S ASSIGNMENT OF PURCHASED RECEIVABLES.

          With respect to each Receivable repurchased by the Seller pursuant to
Section 3.2 or purchased by the Servicer pursuant to Section 4.2, 4.7 or 11.2, the Trustee shall assign, on the day on which the Trustee receives payment for such Receivable, effective as of the last day of the Collection Period during which such Receivable became subject to repurchase by the Seller or purchase by the Servicer, without recourse, representation, or warranty, to the Seller or the Servicer (as the case may be) all the Trustee's right, title, and interest in and to such Receivables, and all security and documents relating thereto, and all proceeds thereof, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in its name or the name of the Securityholders.

SECTION 10.4   CERTAIN MATTERS AFFECTING THE TRUSTEE.

          Except as otherwise provided in Section 10.1:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Servicer's Security, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

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

                (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel.

               (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order, or direction of any of the Securityholders pursuant to the provisions of this Agreement, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby; nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs.

                (iv) The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                 (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by the Holders of Securities evidencing not less than 25% of the Security Principal Balance or the Security Insurer; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any

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

     applicable law prohibiting disclosure of information regarding the Obligors.

                (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian and shall not be liable for the negligence of any of such agents, attorneys or custodians appointed with due care. The Trustee shall not be responsible for any misconduct or negligence solely attributable to the acts or omissions of the Servicer in its capacity as Servicer or custodian.

               (vii) Subsequent to the sale of the Receivables by the Seller to the Trustee, the Trustee shall have no duty of independent inquiry, except as may be required by Section 10.1, and the Trustee may rely upon the representations and warranties and covenants of the Seller and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

SECTION 10.5  TRUSTEE NOT LIABLE FOR SECURITIES OR RECEIVABLES.

          The recitals contained herein and in the Securities (other than the certificate of authentication on the Securities) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Securities (other than the certificate of authentication on the Securities), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Securityholders under this Agreement, including, without limitation, the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any physical damage insurance, lender's single interest insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or

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

representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom other than investments in obligations of or guaranteed by the Trustee (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, the Servicer, or any Obligor; any action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Securities, or any Receivable or assignment thereof against the Trustee in its individual capacity, the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Securityholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid to the Seller or the Servicer in respect of the Receivables. The Trustee shall not be responsible for any statement in any document prepared, executed or delivered in connection with the sale and issuance of the Securities other than any such document prepared, executed or delivered by the Trustee in connection therewith on the Closing Date.

SECTION 10.6  TRUSTEE MAY OWN SECURITIES.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities with the same rights as it would have if it were not Trustee.

SECTION 10.7  TRUSTEE'S FEES.

          The Trustee's fee for a Collection Period shall equal the Monthly Trustee's Fee. The Monthly Trustee's Fee will be paid from the funds of the Trust in accordance with Section 5.4.

SECTION 10.8  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

          The Trustee under this Agreement shall at all times be a corporation having an office in the same State as

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the location of the Corporate Trust Office as specified in this Agreement, or another state of the United States of America or the District of Columbia; and organized and doing business under the laws of such State, district or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $_________________ and subject to supervision or examination by federal or State authorities; having a rating of its long-term debt obligations by Moody's of no less than Baa3; and reasonably satisfactory to the Security Insurer. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 10.8, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.9.

SECTION 10.9  RESIGNATION OR REMOVAL OF TRUSTEE.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall, with the consent of the Security Insurer, promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.8 and shall fail to resign after written request therefor by the Servicer or the Security Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer or the Security Insurer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which

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

instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 10.9 shall not become effective without the consent of the Security Insurer and until acceptance of appointment by the successor Trustee pursuant to Section 10.10.

SECTION 10.10  SUCCESSOR TRUSTEE.

          Any successor Trustee appointed pursuant to Section 10.9 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

          No successor Trustee shall accept appointment as provided in this
Section 10.10 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.8.

          Upon acceptance of appointment by a successor Trustee pursuant to this
Section 10.10, the Servicer shall mail notice of the successor of such Trustee under this Agreement to all Holders of Securities at their addresses as shown in the Security Register, to the Security Insurer and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

SECTION 10.11  MERGER OR CONSOLIDATION OF TRUSTEE.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the

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

successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.8, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or its successor hereunder shall provide the Servicer, the Security Insurer and the Rating Agencies with prompt notice of any such transaction.

SECTION 10.12  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee with the consent of the Security Insurer acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Securityholders and the Security Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 10.12, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 10.8 and no notice to Securityholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.10.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (A) all rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the

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

     Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (B) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (C) the Servicer, the Trustee and the Security Insurer acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Security Insurer.

          Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 10.13  REPRESENTATIONS AND WARRANTIES OF TRUSTEE.

          The Trustee shall make the following representations and warranties on which the Seller, the Security Insurer and Securityholders may rely:

               (A) DUE ORGANIZATION AND GOOD STANDING. The Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America.

               (B) POWER AND AUTHORITY. The Trustee has full power, authority, and legal right to execute, deliver, and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

               (C) NO VIOLATION. The execution, delivery, and performance by the Trustee of this Agreement shall not violate any provision of any law governing the banking and trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets.

               (D) NO PROCEEDINGS. The execution, delivery, and performance by the Trustee of this Agreement shall not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

               (E) DULY EXECUTED. This Agreement shall have been duly executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms.

               (F) SECURITIES INTERMEDIARY. The Trustee is a securities intermediary as defined under Article 8 of the Minnesota Uniform Commercial Code.

SECTION 10.14  TAX RETURNS.

          The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and the Trustee shall promptly sign and file such returns. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Securityholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

                                  ARTICLE XI

                                  TERMINATION

SECTION 11.1  TERMINATION OF THE TRUST.

          The respective obligations and responsibilities of the Seller, the Servicer, and the Trustee created hereby and the Trust created by this Agreement shall terminate upon (i) the purchase as of the last day of any Collection Period by the Servicer at its option, pursuant to Section 11.2, of the corpus of the Trust or (ii) the payment to Securityholders and the Security Insurer of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust; PROVIDED, HOWEVER, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the Court of St. James, living on the date of this Agreement. The Servicer shall promptly notify the Trustee and the Security Insurer of any prospective termination pursuant to this Section 11.1.

          Notice of any termination, specifying the Distribution Date upon which the Securityholders may surrender their Securities to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Securityholders mailed not later than the first day of the month in which the specified Distribution Date occurs, stating (A) the Distribution Date upon which final payment of the Securities shall be made upon presentation and surrender of the Securities at the office of the Trustee therein designated, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Securities at the office of the Trustee therein specified. The Trustee shall give such notice to the Security Registrar (if other than the Trustee) at the time such notice is given to Securityholders. Upon presentation and surrender of the Securities, the Trustee shall cause to be distributed to Securityholders and the Security Insurer amounts distributable on such Distribution Date pursuant to Section 5.4.

          In the event that all of the Securityholders shall not surrender their Securities for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Securityholders to surrender their Securities for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Securities shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Securityholders concerning surrender of their Securities, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall, upon notice to the Trustee, be paid by the Trustee to the Servicer for deposit into an escrow account, and thereafter Securityholders shall look only to such escrow account with respect to any claims in respect of such funds.

SECTION 11.2  OPTIONAL PURCHASE OF ALL RECEIVABLES.

          The Seller shall have the option to purchase the corpus of the Trust on any Distribution Date following a Record Date on which the Pool Balance is
   % or less of the Original Pool Balance.  To exercise such option, the Seller
---
shall deposit in the Security Account an amount equal to the aggregate Purchase Amounts for the Receivables, together with any Reimbursement Amount then owed to the Security Insurer (the "Optional Purchase Price"); PROVIDED, HOWEVER, that the Seller may not effect any such purchase unless the Trustee and the Security Insurer shall have received an Opinion of Counsel acceptable to them that such purchase does not constitute a fraudulent conveyance under applicable federal and state laws. Such price shall be deposited to the Security Account in immediately available funds by 12:00 noon, New York City time, on the Distribution Date and, upon notice to the Trustee of such deposit, the Trustee shall release the Receivables and the Receivable Files and all other property of the Trust to the Seller, whereupon the Securities shall no longer evidence any right or interest in the Receivables or other property of the Trust or any proceeds thereof.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

SECTION 12.1  AMENDMENT.

          This Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of any of the Securityholders but with the consent of the Security Insurer, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement, to correct any typographical error or to add any other provisions with respect to matters or questions arising under this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Securityholder.

          This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the Security Insurer and the Holders of Securities evidencing not less than 51% of the Security Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Securities; PROVIDED, HOWEVER, that no such amendment shall, without the consent of the Holders of all Securities then outstanding, reduce the aforesaid percentage required to consent to any such amendment. In no case may any such amendment increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Security without the consent of the Holder of such Security.

          The Trustee shall notify each Rating Agency prior to any amendment of this Agreement; to the extent practicable, such notice shall be given not less than 10 days prior to the date on which such amendment is executed.

          Promptly after the execution of any amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Securityholder, each Rating Agency and the Security Insurer; a copy of any proposed amendment shall be furnished to the Security Insurer by the Seller prior to its execution by the Seller.

          It shall not be necessary for the consent of Securityholders pursuant to this Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, or immunities under this Agreement.

SECTION 12.2  PROTECTION OF TITLE TO TRUST.

          (a) The Seller shall execute and file, or cause to be executed and filed, such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Securityholders, the Security Insurer and the Trustee under this Agreement in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless the Seller or Servicer shall have filed (or cause to be filed) UCC financing statements upon any of the stated events.

          (c) If, as a result of a relocation of the Seller's or Servicer's principal executive office, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, then the Seller or the Servicer shall file or cause to be filed such amendment or continuation statement or new financing statement within the period of time necessary fully to preserve and protect the interest of the Trustee in the Receivables. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Security Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly with reference to the particular grantor trust that such Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

          (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

          (g) The Servicer shall permit the Trustee and the Security Insurer and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable to the extent permitted by applicable banking, privacy and other laws limiting such access.

          (h) Upon request, the Servicer shall furnish to the Trustee and to the Security Insurer, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i) The Servicer shall deliver to the Trustee and the Security
Insurer:

               (A) promptly after the execution and delivery of this Agreement and of each amendment hereto and at the time of any merger, consolidation or succession of the Seller or the Servicer, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the first priority perfected security interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and (2) by
                         of each calendar year beginning                     ,
          --------------                                 --------------------
          an Opinion of Counsel, dated as of a date during the 90-day period ending on such date, either

          (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the first priority perfected security interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

SECTION 12.3  LIMITATION ON RIGHTS OF SECURITYHOLDERS.

          The death or incapacity of any Securityholder shall not operate to terminate this Agreement or the Trust, nor entitle such Securityholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

          No Securityholder shall have any right to vote (except as provided in Section 9.1, 9.4, 12.1, 12.3 or 12.7) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association; nor shall any Securityholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

          No Securityholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have received the written consent of the Security Insurer and shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Securities evidencing not less than 25% of the Security Principal Balance shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period no direction inconsistent with such written request has been given to the Trustee pursuant to Section 9.4; no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Securityholders. For the protection and enforcement of the provisions of this
Section 12.3, each Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.4  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.5  NOTICES.

          All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in this Agreement, at the following address: Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, 6th Floor, Chevy Chase, Maryland 20815, Attention: General Counsel, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Trustee and (b) in the case of the Trustee, at the Corporate Trust Office, (c) in the case of the Security Insurer, at
                                      , Attention:
--------------------------------------
                                .  Any notice required or permitted to be mailed
--------------------------------
to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Security Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder shall receive such notice.

SECTION 12.6  SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof or the rights of the Security Insurer.

SECTION 12.7  ASSIGNMENT.

          Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.3 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of (x) the Security Insurer or (y) the Trustee or the Holders of Securities evidencing
not less than    % of the Security Principal Balance, in either case acting with
              ---
the consent of the Security Insurer.

SECTION 12.8  SECURITIES NONASSESSABLE AND FULLY PAID.

          Securityholders shall not be personally liable for obligations of the Trust. The interests represented by the Securities shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 6.2, Securities shall be deemed fully paid.

SECTION 12.9  COUNTERPARTS.

          For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

SECTION 12.10  BENEFITS OF AGREEMENT.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders and their respective successors and assigns, and to the extent provided herein, the Security Insurer. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which expressly confer rights upon the Security Insurer shall be for the benefit of and run directly to the Security Insurer, and the Security Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party hereto. Except as otherwise provided in this Agreement, no other person shall have any rights or obligations hereunder.

SECTION 12.11  TAX TREATMENT.

          The parties hereto agree that the Trust created hereby will at all times be characterized as a grantor trust for federal, state and local income tax purposes.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                          CHEVY CHASE BANK, F.S.B.,
                                          as Seller and Servicer


                                          By:
                                             ---------------------------
                                             Name:
                                             Title:



                                          ------------------------------
                                          , as Trustee


                                          By:
                                             ---------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A


                            SCHEDULE OF RECEIVABLES

                                                                       EXHIBIT B


                                FORM OF SECURITY

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  CHEVY CHASE AUTO RECEIVABLES TRUST ________

                   ____% AUTO RECEIVABLES BACKED CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest retail installment sales contracts and installment loans and other similar evidences of installment indebtedness, secured by new and used automobiles, light duty trucks and vans and sold to the Trustee by Chevy Chase Bank, F.S.B.

This Security does not represent an interest in or obligation of Chevy Chase Bank, F.S.B. or any of its affiliates. This Security is not a savings account or a deposit and neither this Security nor the underlying Receivables (as defined below) and other property are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This Security is limited in right of payment to certain collections in respect of the Receivables and payments made pursuant to the Security Insurance Policy and, under certain circumstances, amounts available in the Reserve Account and the Yield Maintenance Account.

NUMBER:                                                        CUSIP:___________
                                                                 $______________

          THIS CERTIFIES THAT _________ is the registered owner of a $___________ dollars nonassessable, fully paid, fractional undivided interest in the Chevy Chase Auto Receivables Trust ______ (the "Trust") formed by Chevy Chase Bank, F.S.B., a federally chartered savings bank (the "Bank", or the "Seller" or the "Servicer" in its respective capacities as such). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ____________ (the "Agreement") between Chevy Chase Bank, F.S.B., as Seller and Servicer, and _______________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Security is one of the duly authorized Securities designated as "____% Auto Receivables Backed Securities" (the "Certificates"). This Security is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Security by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple interest retail installment sales contracts and installment loans for new and used automobiles, light duty trucks and vans (the "Receivables"), all monies due or received thereon on or after ___________________, security interests in the vehicles financed thereby, such amounts as from time to time may be held in the Collection Account and the Security Account, all rights to receive payments under certain circumstances from the Reserve Account and the Yield Maintenance Account, the Security Insurance Policy (described below), proceeds from claims on physical damage, credit life, and disability or hospitalization insurance policies covering vehicles financed thereby and the obligors thereunder, any property (including the right to receive future Liquidation Proceeds) that secures a Receivable that may from time to time be acquired by or on behalf of the Trustee, proceeds from recourse to Dealers relating to the Receivables, and the proceeds of any and all of the foregoing.

          Under the Agreement, there will be distributed on the first Business Day on or after the ____ day of each month (the "Distribution Date"), commencing on _____________, to the person in whose name this Security is registered at the close of business, if applicable, on the day (whether or not a Business Day) immediately preceding such Distribution Date (the "Record Date"), such Securityholder's fractional interest in Monthly Interest and Monthly Principal. Each Securityholder's "fractional interest" is equal to the original principal amount of such

Securityholder's Security, as set forth on the face thereof, divided by the aggregate original principal amount of all of the Securities.

          Distributions on this Security will be made by the Trustee by wire transfer (if wiring instructions are received from the Securityholder), by check or money order mailed to the Person entitled thereto, or by such other means as the Securityholder and the Trustee shall agree, without the presentation or surrender of this Security or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Security will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Security at the office or agency maintained for that purpose by the Trustee in __________________, or at such other office as the Trustee may designate.

          Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual signature, this Security shall not entitle the holder hereof to any or benefit under the Agreement or be valid for any purpose.

          Pursuant to the Security Insurance Policy, the Security Insurer is required, to the extent of any insufficiency in the Available Distribution Amount, to make Insured Payments available to the Trustee necessary to distribute the full amount of the Required Payments with respect to the Securities on each Distribution Date.

          The Securities do not represent an obligation of, or an interest in, the Bank or any affiliate of the Bank. The Securities are limited in right of payment to certain collections and recoveries respecting the Receivables and rights to payments under certain circumstances from the Reserve Account, the Yield Maintenance Account and the Security Insurance Policy, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Securityholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Securityholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Security Insurer and the Holders of Securities evidencing not less than 51% of the Security Principal Balance. Any such consent by the Holder of this Security shall be conclusive and binding on such Holder and on all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Security. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Securities.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Security Registrar, or by any successor Security Registrar, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Security Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

          The Securities are issuable only as registered Securities without coupons in integral multiples of $______; PROVIDED, HOWEVER, that one Security may be issued in a denomination that includes any residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Securities are exchangeable for new Securities of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

          The Trustee, the Security Registrar, and any agent of the Trustee or the Security Registrar may treat the person in whose name this Security is registered as the owner hereof for all purposes, and neither the Trustee, the Security Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Securityholders and the Security Insurer of all amounts required to be paid to them pursuant to the Agreement or the disposition of all property held as part of the Trust. The Seller of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the

Securities; however, such right of purchase is exercisable on any Distribution Date following a Record Date on which the Pool Balance is __% or less of the original aggregate principal balance of the Receivables.

                            STATEMENT OF INSURANCE

          The Security Insurer has issued the Security Insurance Policy containing the following provisions, such Security Insurance Policy being on file at the offices of the Trustee at _______________________________________.

          The Security Insurer, in consideration of the payment of the premium and subject to the terms of the Security Guaranty Insurance Policy (the "Security Insurance Policy"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by __________, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Security Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Security Insurer's obligations under the Security Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Security Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Securities, unless such acceleration is at the sole option of the Security Insurer.

          Notwithstanding the foregoing paragraph, the Security Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

          The Security Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Security Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Security Insurer, irrevocably assigning to the Security Insurer all rights and claims of the Owner relating to or arising under the Securities against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Security Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Security Insurer, provided that if such documents are received after ___________________ time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Securities to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

          The Security Insurer will pay any other amount payable under the Security Insurance Policy no later than ___________________ time on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in _______________ on a Business Day by _____________________________________, as Fiscal Agent for the Security Insurer
or any successor fiscal agent appointed by the Security Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after _______________ time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Security Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Security Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

          Insured Payments due under the Security Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

          The Fiscal Agent is the agent of the Security Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Security Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Security Insurance Policy.

          As used in the Security Insurance Policy, the following terms shall have the following meanings:

          "AGREEMENT" means the Pooling and Servicing Agreement dated as of _____________, among Chevy Chase Bank, F.S.B., as Seller and as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or modification has been approved in writing by the Security Insurer.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chevy Chase, Maryland or in the city in which the corporate trust office of the Trustee under the Agreement or the Security Insurer is located are authorized or obligated by law or executive order to close.

          "DEFICIENCY AMOUNT" means the excess, if any, of Required Payments over Net Available Distribution Amount for such Distribution Date.

          "INSURED PAYMENT" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Security Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

          "OWNER" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Securities to payment thereunder.

          "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Securities that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Capitalized terms used in the Security Insurance Policy and not otherwise defined in the Security Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Security Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Security Insurer.

          Any notice under the Security Insurance Policy or service of process on the Fiscal Agent of the Security

Insurer may be made at the address listed below for the Fiscal Agent of the Security Insurer or such other address as the Security Insurer shall specify in writing to the Trustee.

          The notice address of the Fiscal Agent is ___________________________________________ Attention: _____________________, or
such other address as the Fiscal Agent shall specify to the Trustee in writing.

          The Security Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of ____________, without giving effect to the conflict of laws principles thereof.

          [The insurance provided by the Security Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

          The Security Insurance Policy is not cancelable for any reason. The premium on the Security Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Securities.

__________________


          IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Security to be duly executed.

Dated:  ____________, 1996

                                                CHEVY CHASE AUTO RECEIVABLES
                                                  TRUST _________

                                                By:
                                                   -----------------------------
                                                   ___________, as Trustee


                                                By:
                                                   -----------------------------
                                                   [name]

                         CERTIFICATE OF AUTHENTICATION
                  This is one of the Certificates referred to
                       in the within-mentioned Agreement


                         _______________________________, as
                         Trustee


                         By:________________________________
                            [name]

Dated:  ____________

                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE _________________


_______________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)


_______________________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________ Attorney
to transfer said Security on the books of the Security Registrar, with full power of substitution in the premises.

Dated:

                                                   _________________________ *
                                                   Signature Guaranteed


                                                   _________________________ *



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration, enlargement or any change whatever. Such a signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT C

                         FORM OF TRUSTEE'S CERTIFICATE
                            PURSUANT TO SECTION 10.2
                     OF THE POOLING AND SERVICING AGREEMENT


          __________________________, as trustee (the "Trustee") of the Chevy
Chase Auto Receivables Trust _____ created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ________________, between Chevy Chase Bank, F.S.B. (the "Seller") and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by the Seller pursuant to
Section 3.2, and all Insurance Policies, security and documents relating thereto.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of
__________.


                                           _______________________________

                                                                       EXHIBIT D

                         FORM OF TRUSTEE'S CERTIFICATE
                            PURSUANT TO SECTION 10.2
                     OF THE POOLING AND SERVICING AGREEMENT


          _______________________________, as trustee (the "Trustee") of the
Chevy Chase Auto Receivables Trust ______ created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ________________, between Chevy Chase Bank, F.S.B. (the "Seller") and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be purchased by the Servicer pursuant to Sections 4.2, 4.7 or 11.2, and all Insurance Policies, security and documents relating thereto.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of
______________.

                                           _______________________________

                                                                       EXHIBIT E

                         FORM OF SERVICER'S CERTIFICATE
                   CHEVY CHASE AUTO RECEIVABLES TRUST ______
                   _____% AUTO RECEIVABLES BACKED SECURITIES


          Distribution Date: _______________

          Collection Period: _______________

          Record Date: _______________

          Under the Pooling and Servicing Agreement, dated as of ________________, between Chevy Chase Bank, F.S.B. (as "Seller" and "Servicer") and ____________________, as trustee, the Servicer is required to prepare certain information each month regarding current distributions to Securityholders and the performance of the Chevy Chase Auto Receivables Trust _______ (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $_____ per Securities, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

          A.   INFORMATION REGARDING THE CURRENT MONTHLY DISTRIBUTION.

          1.   SECURITIES.

               (a)  The aggregate amount of the
                    distribution to Securityholders
                    on the Distribution Date
                    set forth above.......................  $______

               (b)  The amount of the distribution
                    set forth in paragraph (a)
                    above allocable to principal,
                    including any overdue
                    principal.............................  $______

               (c)  The amount of the distribution
                    set forth in paragraph (a) above
                    allocable to interest, including
                    any overdue interest..................  $______

               (d)  The Insured Payments, if any,
                    with respect to such Distribution
                    Date..................................  $______

               (e)  The Premium Amount, with respect
                    to such Distribution Date.......  $______

               (f)  The amount of the distribution
                    set forth in paragraph (a) above,
                    per Security in a principal
                    amount of $_____................  $______

               (g)  The amount of the distribution
                    set forth in paragraph (b)
                    above, per Security in a
                    principal amount of $_____......  $______

               (h)  The amount of the distribution
                    set forth in paragraph (c) above,
                    per Security in a principal
                    amount of $_____................  $______

               (i)  The amount set forth in paragraph
                    (d) above, per Security in a
                    principal amount of $_____......  $______

               (j)  The Security Principal Balance
                    as of such Distribution Date
                    (after giving effect to any
                    distribution on such Distribution
                    Date)...........................  $______

               (k)  The balance of the Reserve Account,
                    after giving effect to distributions
                    and deposits and the change in the
                    balances from that of the prior
                    Distribution Date...............  $______

               (l)  The balance of the Yield Maintenance
                    Account, after giving effect to
                    distributions from the prior
                    Distribution Date...............  $______

          B.   INFORMATION REGARDING THE PERFORMANCE OF THE TRUST.

          1.   NET LOSSES, DELINQUENCIES AND POOL BALANCE.

               (a)  The aggregate net losses on the
                    Receivables for the related
                    Collection Period...............  $______

               (b)  The aggregate principal balance
                    of all Receivables which were
                    delinquent 30 days or more as
                    of the last day of the related
                    Collection Period...............  $______

               (c)  The Pool Balance as of the
                    end of the related Collection
                    Period..........................  $______

               (d)  The Security Factor as of the
                    end of the related Collection
                    Period..........................  $______

                                                                       EXHIBIT F

                             LIST OF DESIGNATED LOANS

                                       17